As filed with the Securities and Exchange Commission on September 5, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RESOLUTE ENERGY CORPORATION

(exact name of registrant as specified in its charter)

Delaware	1311	27-0659371
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

1675 Broadway, Suite 1950 Denver, Colorado 80202 303-534-4600	Michael N. Stefanoudakis 1675 Broadway, Suite 1950 Denver, Colorado 80202 303-534-4600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ronald R. Levine, II

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

303-892-9400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
8.50% Senior Notes due 2020	$250,000,000	100%	$250,000,000	$28,650.00
Guarantees(2)(3)	NA	NA	NA	NA

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.
(2)	The guarantors are each of the subsidiaries of Resolute Energy Corporation that have guaranteed the notes being registered. Those subsidiaries are identified below in the “Table of Co-Registrants”.
(3)	No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(n) under the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
Resolute Natural Resources Company, LLC	26-3421083	Delaware
WYNR, LLC	27-0659371	Delaware
BWNR, LLC	27-0659371	Delaware
Resolute Wyoming, Inc.	20-0537587	Delaware
Hicks Acquisition Company I, Inc.	20-8521842	Delaware
Resolute Aneth, LLC	20-1880729	Delaware
Resolute Northern Rockies, LLC	27-0659371	Delaware
Resolute Natural Resources Southwest, LLC	27-0659371	Delaware

Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Principal Executive Offices: 1675 Broadway, Suite 1950 Denver, CO 80202; Telephone: 303-534-4600

Name, Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Agent for Service: Michael N. Stefanoudakis; 1675 Broadway, Suite 1950 Denver, CO 80202; Telephone: 303-534-4600

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 5, 2012

PROSPECTUS

Resolute Energy Corporation

Offer to Exchange up to

$250,000,000 8.50% Senior Notes due 2020

That Have Been Registered Under the Securities Act of 1933

For Any and All Outstanding

$250,000,000 8.50% Senior Notes due 2020

The Exchange Offer

•

We are offering to exchange up to $250,000,000 of our outstanding unregistered 8.50% Senior Notes due 2020 (“outstanding notes”) for new notes with substantially identical terms that have been registered under the Securities Act of 1933, as amended (“new notes”).

•	The exchange offer expires at 11:59 p.m., New York City time, on , 2012, unless we decide to extend the expiration date.

•

The exchange offer is not conditional upon any minimum principal amount of outstanding notes being tendered for exchange. Tenders of outstanding notes may be withdrawn at any time prior to the expiration date.

•	The exchange of new notes for outstanding notes should generally not be a taxable event for U.S. federal income tax purposes.

•	Broker-dealers who receive new notes pursuant to the exchange offer acknowledge that they will deliver a prospectus in connection with any resale of such new notes.

•

Broker-dealers who acquired outstanding notes as a result of market-making or other trading activities may use this prospectus for the exchange offer, as supplemented or amended, in connection with resales of the new notes. We have agreed to use commercially reasonable efforts to make this prospectus available for a period commencing on the day the exchange offer is consummated and continuing for 90 days (or such shorter period during which such broker-dealers or such other persons are required by law to deliver the prospectus); provided, however, that if for any day during such period we restrict the use of such prospectus, such period shall be extended on a day-by-day basis.

The New Notes

•

The terms of the new notes are identical to the terms of the outstanding notes that were issued on April 25, 2012, except that the new notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”) and will not contain restrictions on transfer, registration rights or provisions for additional interest.

You should carefully consider the risk factors beginning on page 7 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated            , 2012

This prospectus incorporates business and financial information about us that is not included in or delivered with this prospectus. You should rely only on the information contained in this prospectus or information contained in documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The information contained in this prospectus is accurate only as of its date or, in the case of an incorporated document, the date of its filing, regardless of the time of delivery of this prospectus or of any exchange of our outstanding notes for new notes. We are not making this exchange offer to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer would violate securities or blue sky laws or where it is otherwise unlawful.

You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at Resolute Energy Corporation, Attention: Corporate Secretary, 1675 Broadway, Suite 1950, Denver, Colorado 80202, 303-534-4600.

In order to ensure timely delivery of the requested documents, requests should be made no later than five business days before the expiration date of this exchange offer. In the event that we extend the exchange offer, we urge you to submit your request at least five business days before the expiration date, as extended. You will not be charged for any of the documents that you request.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We have filed with the SEC a registration statement on Form S-4 to register this exchange offer of the new notes, which you can access on the SEC’s website at www.sec.gov. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and about the new notes offered in this prospectus, you should refer to the registration statement, including its exhibits.

i

This prospectus “incorporates by reference” certain important business and financial information we file with the SEC, which means that we can disclose that information to you without actually including the specific information in this prospectus and referring you to other documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for information that is superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. We incorporate by reference the information and documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) prior to the closing of this exchange offer and that are deemed “filed” with the SEC, which will automatically update and supersede this information.

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials we file with the SEC at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. These materials are also available to the public from the SEC’s website at www.sec.gov.

We incorporate by reference in this prospectus the following documents that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 13, 2012;

•	The portion of our Definitive Proxy Statement filed on April 27, 2012 that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2011;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, filed on May 8, 2012, and the quarter ended June 30, 2012, filed on August 6, 2012; and

•

Our Current Reports on Form 8-K filed on March 6, 2012, March 12, 2012, April 12, 2012, April 16, 2012, April 26, 2012, May 7, 2012, May 31, 2012, June 28, 2012, July 3, 2012 and August 6, 2012 to the extent “filed” and not “furnished” pursuant to Section 13(a) of the Exchange Act.

You may request a copy of all incorporated filings, at no cost, by writing or telephoning us at the following address or phone number and may view the documents by accessing our website at www.resoluteenergy.com:

Resolute Energy Corporation

1675 Broadway, Suite 1950

Denver, Colorado 80202

Attention: Corporate Secretary

303-534-4600

To obtain timely delivery of any requested information, holders of outstanding notes must make any request no later than five business days prior to the expiration of the exchange offer. To obtain timely delivery, you must request the information no later than [            ], 2012.

You should rely only on the information incorporated by reference or provided in this prospectus. If information in incorporated documents conflicts with information in this prospectus you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of those documents. We have not authorized anyone else to provide you with any information.

MARKET AND INDUSTRY DATA

In this prospectus and in the documents incorporated by reference herein, we refer to information regarding market data obtained from internal sources, market research, publicly available information and industry publications. Estimates are inherently uncertain, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. We believe that these sources and estimates are reliable but have not independently verified them and cannot guarantee their accuracy or completeness.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by references in this prospectus “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The use of any statements containing the words “anticipate,” “intend,” “believe,” “estimate,” “project,” “expect,” “plan,” “should” or similar expressions are intended to identify such statements. Forward-looking statements included in this report relate to, among other things, expected future production, expenses and cash flows in 2012 and beyond, the nature, timing and results of capital expenditure projects, amounts of future capital expenditures, the results of exploration and development activities, our plans with respect to future acquisitions, our future debt levels and liquidity and future derivative activities. Although we believe that the expectations reflected in such forward-looking statements are reasonable, those expectations may prove to be incorrect. Disclosure of important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are included under the heading “Risk Factors.” All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement. Factors that could cause actual results to differ materially from our expectations include, among others, those factors referenced in the “Risk Factors” section of this report, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and our Annual Report on Form 10-K for the year ended December 31, 2011, and such things as:

•

volatility of oil and gas prices, including reductions in prices that would adversely affect our revenue, income, cash flow from operations, liquidity and reserves, discovery, estimation and development of, and our ability to replace oil and gas reserves;

•	our future cash flow, liquidity and financial position;

•	the success of our business and financial strategy, derivative strategies and plans;

•	the amount, nature and timing of our capital expenditures, including future development costs;

•

our relationship with the Navajo Nation, the local community in the area where we operate, and Navajo Nation Oil and Gas Company, as well as the timing of when certain purchase rights held by Navajo Nation Oil and Gas Company become exercisable;

•	the effectiveness and results of our CO2 flood program;

•	the impact of U.S. and global economic recession;

•	anticipated CO2 supply, which is currently sourced exclusively from Kinder Morgan CO2 Company, L.P.;

•	the success of the development plan and production from our oil and gas properties, particularly our Aneth Field Properties;

•	the timing and amount of future production of oil and gas;

•	the completion, timing and success of exploratory drilling;

•	availability of, or delays related to, drilling, completion and production, personnel, supplies and equipment;

•	the effect of third party activities on our oil and gas operations, including our dependence on gas gathering and processing systems;

•	inaccuracy in reserve estimates and expected production rates;

•	our operating costs and other expenses;

•	our success in marketing oil and gas;

•	competition in the oil and gas industry;

•	the concentration of our producing properties in a limited number of geographic areas;

•	operational problems, or uninsured or underinsured losses affecting our operations or financial results;

•

the impact and costs related to compliance with, or changes in, laws or regulations governing our oil and gas operations, including the potential for increased regulation of underground injection operations;

•	the availability of water and our ability to adequately treat and dispose of water after drilling and completing wells;

•	potential changes to regulations affecting derivatives instruments;

•	the success of our hedging program;

•	the impact of weather and the occurrence of disasters, such as fires, explosions, floods and other events and natural disasters;

•	environmental liabilities under existing or future laws and regulations;

•	developments in oil and gas producing countries;

•	loss of senior management or key technical personnel;

•	timing of issuance of permits and rights of way;

•	timing of installation of gathering infrastructure in areas of new exploration and development;

•	potential breakdown of equipment and machinery relating to the Aneth compression facility;

•	acquisitions and other business opportunities (or the lack thereof) that may be presented to and pursued by us;

•	risks related to our level of indebtedness;

•	a lack of available capital and financing on acceptable terms, including as a result of a reduction in the borrowing base under our credit facility;

•	constraints imposed on our business and operations by our credit agreement and our 8.50% senior notes due 2020 and our ability to generate sufficient cash flow to repay our debt obligations;

•	risk factors discussed or referenced in this report; and

•	other factors, many of which are beyond our control.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our filings with the SEC that are incorporated by reference herein and in the section entitled “Risk Factors” in this prospectus. For additional information regarding risks and uncertainties that may affect us, please read our filings with the SEC under the Exchange Act, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, which is incorporated by reference herein. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus and in the documents incorporated by reference. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus. It likely does not contain all of the information that is important to you. This prospectus includes specific terms of the new notes, as well as information regarding our business and detailed financial data. We encourage you to read this entire prospectus carefully, including the financial and operating data and related notes, the section entitled “Risk Factors” and the documents that have been incorporated by reference into this prospectus before making an exchange decision

As used in this prospectus, references to “Resolute,” “we,” “our,” “ours,” and “us” refer to Resolute Energy Corporation and its subsidiaries.

Our Company

We are a publicly traded, independent oil and gas company engaged in the exploitation, development, exploration and acquisition of oil and gas properties. Our asset base is comprised of four complementary operational regions and includes properties in Aneth Field located in the Paradox Basin in southeast Utah (the “Aneth Field Properties”), the Big Horn and Powder River Basins in Wyoming (the “Wyoming Properties”), the Permian Basin in Texas (the “Permian Properties”) and the Williston Basin in North Dakota (the “Bakken Properties”). Our primary operational focus is on increasing reserves and production from these properties while improving efficiency and optimizing operating costs. We plan to expand our reserve base through an organic growth strategy focused on the expansion of tertiary oil recovery in Aneth Field, the exploitation and development of oil-prone acreage, particularly in our Permian and Bakken Properties, and through carefully targeted exploration activities in our Wyoming Properties. We also expect to engage in opportunistic acquisitions, particularly in our core geographic areas, that would allow us to take advantage of our operational expertise.

Our executive offices are located at 1675 Broadway, Suite 1950, Denver, CO, 80202 and our telephone number at that address is 303-534-4600. Our website address is www.resoluteenergy.com. Information contained on, or available through, our website is not part of this prospectus.

The Exchange Offer

On April 25, 2012, we completed a private offering of the outstanding notes. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed to deliver this prospectus and to offer the new notes in exchange for the outstanding notes.

Exchange Offer	We are offering to exchange each $2,000, and $1,000 integral multiples in excess of $2,000, principal amount of our 8.50% Senior Notes due 2020 registered under the Securities Act, which we refer to as “new notes,” for each $2,000, and $1,000 integral multiples in excess of $2,000, principal amount of our outstanding 8.50% Senior Notes due 2020 issued on April 25, 2012 in a private offering, which we refer to as “outstanding notes”. In order to exchange an outstanding note, you must follow the required procedures and we must accept the outstanding note for exchange. We will exchange all outstanding notes validly tendered for exchange and not validly withdrawn. As of the date of this prospectus, there is $250,000,000 aggregate principal amount of outstanding notes outstanding.

Expiration Date	The exchange offer will expire at 11:59 p.m. New York City time, on [ ] 2012, unless we decide to extend it.

Resale of the New Notes	Based on interpretive letters of the SEC staff to third parties, we believe that you may offer for resale, resell and otherwise transfer the new notes issued pursuant to the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, if you:

•     are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act;

•     are not participating in, and do not intend to participate in, a distribution of the new notes within the meaning of the Securities Act and have no arrangement or understanding with any person to participate in a distribution of the new notes within the meaning of the Securities Act;

•     are acquiring the new notes in the ordinary course of your business; and

•     are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

In addition, if you are a broker-dealer and receive new notes for your own account, you must acknowledge that you will deliver a prospectus if you resell the new notes. By acknowledging your intent and delivering a prospectus you will not be deemed to admit that you are an “underwriter” under the Securities Act. You may use this prospectus as it is amended from time to time when you resell new notes that were acquired from market-making or trading activities. We have agreed to use commercially reasonable efforts to make this prospectus available for a period commencing on the day the exchange offer is consummated and continuing for 90 days (or such shorter period during which such broker-dealers or such other persons are required by law to deliver the prospectus); provided, however, that if for any day during such period we restrict the use of such prospectus, such period shall be extended on a day-by-day basis.

By tendering your notes as described in “The Exchange Offer—Procedures for Tendering”, you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the interpretive no-action letters referred to above and you must comply with the applicable registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Consequences If You Do Not Exchange Your Outstanding Notes	If you are eligible to participate in the exchange offer and you do not tender your outstanding notes, you will no longer have any registration or exchange rights and your outstanding notes will continue to be subject to transfer restrictions. These transfer restrictions and the availability of new notes could adversely affect the trading market for your outstanding notes.

Conditions	The registration rights agreement does not require us to accept outstanding notes for exchange if the exchange offer, or the making of any exchange by a holder of the outstanding notes, would violate any applicable law or interpretation of the staff of the SEC. The exchange offer is not conditioned on a minimum aggregate principal amount of outstanding notes being tendered.

Procedures for Tendering Outstanding Notes

We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. Because all of the outstanding notes are held in book-entry accounts maintained by the exchange agent at the Depository Trust Company (“DTC”), Euroclear or Clearstream, Luxembourg, a holder need not submit a letter of transmittal. However, all holders who exchange their outstanding notes for new notes in accordance with the procedures outlined below will be deemed to have acknowledged receipt of, and agreed to be bound by, and to have made all of the representations and warranties contained in the letter of transmittal.

To tender in the exchange offer, a holder must comply with the following procedures, as applicable:

Holders of outstanding notes through DTC: If you wish to exchange your outstanding notes and either you or your registered holder hold your outstanding notes in book-entry form directly through DTC, you must submit an instruction and follow the procedures for book-entry transfer as provided under “The Exchange Offer—Book-Entry Transfer.”

Holders of outstanding notes through Euroclear or Clearstream, Luxembourg: If you wish to exchange your outstanding notes and either you or your registered holder hold your outstanding notes in book-entry form directly through Euroclear or Clearstream, Luxembourg, you should be aware that pursuant to their internal guidelines, Euroclear and Clearstream, Luxembourg will automatically exchange your outstanding notes for new notes. If you do not wish to participate in the exchange offer, you must instruct Euroclear or Clearstream, Luxembourg, as the case may be, to “Take No Action”; otherwise your outstanding notes will automatically be tendered in the exchange offer, and you will be deemed to have agreed to be bound by the terms of the letter of transmittal.

Special Procedures for Beneficial Owners

If you are a beneficial owner of outstanding notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Withdrawal of Tenders

You may withdraw your tender of outstanding notes under the exchange offer at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent before 11:59 p.m., New York City time, on the expiration date of the exchange offer.

Fees and Expenses	We will bear all expenses related to the exchange offer.
Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.
U.S. Federal Income Tax Consequences	The exchange of new notes for outstanding notes in the exchange offer should generally not be a taxable event for U.S. federal income tax purposes.

Exchange Agent	U.S. Bank National Association is the exchange agent. You should direct questions and requests for assistance, for additional copies of this prospectus or the letter of transmittal to the exchange agent at telephone number 800-934-6802.

The New Notes

This exchange offer applies to any and all outstanding notes. The terms of the new notes will be the same as the outstanding notes, except that (1) the new notes will not be subject to the restrictions on transfer that apply to the outstanding notes, (2) the new notes will not be subject to the registration rights relating to the outstanding notes, and (3) the new notes will not contain provisions for payment of additional interest in case of non-registration. The new notes issued in this exchange offer will evidence the same debt as the outstanding notes and both types of notes will be entitled to the benefits of the same indenture and treated as a single class of debt securities. In this document, we sometimes refer to the outstanding notes and the new notes together as the “notes”.

Issuer	Resolute Energy Corporation.
Securities Offered	Up to $250,000,000 principal amount of our 8.50% Senior Notes due May 1, 2020, which have been registered under the Securities Act.
Maturity Date	May 1, 2020.
Interest Payment Dates	May 1 and November 1, commencing November 1, 2012.
Ranking	The outstanding notes are, and the new notes will be, our general unsecured senior obligations. Accordingly, they:
• rank equally in right of payment with all of our existing and future senior indebtedness;
• rank senior in right of payment to all of our future subordinated indebtedness; and

•     are effectively subordinated in right of payment to all of our existing and future secured indebtedness, including indebtedness under our revolving credit facility, to the extent of the value of the assets securing such indebtedness.

As of June 30, 2012, we had approximately $27 million of outstanding indebtedness outstanding under our revolving credit facility. with approximately $300 million available for additional borrowings under our revolving credit facility subject to limitation under our financial covenants. Any future borrowings under our revolving credit facility will constitute senior secured indebtedness.

Guarantees	The outstanding notes are and the new notes will be guaranteed on a senior unsecured basis by all of our current subsidiaries and, with certain exceptions, our future subsidiaries. Accordingly, they:
• rank equally in right of payment with all of our existing and future senior indebtedness of the guarantor;
• rank senior in right of payment to all of our future subordinated indebtedness of the guarantor; and

•     are effectively subordinated in right of payment to all of our existing and future secured indebtedness of the guarantor, including the guarantee of indebtedness under our revolving credit facility, to the extent of the value of the assets securing such indebtedness.

As of June 30, 2012, the guarantor subsidiaries have had no significant indebtedness other than guarantees under our revolving credit facility.
Optional Redemption

On or after May 1, 2016, we may redeem all or part of the notes, in each case at the redemption prices described under “Description of Notes — Optional Redemption,” together with any accrued and unpaid interest to the date of redemption.

At any time prior to May 1, 2015, we may redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of certain equity offerings and the net cash proceeds from the exercise of certain warrants at the redemption price set forth under “Description of Notes — Optional Redemption,” if at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding immediately after the occurrence of such redemption and the redemption occurs no later than 180 days after the closing date of such equity offering or such warrant exercise, as the case may be.

In addition, prior to May 1, 2016, we may redeem all or part of the notes at a “make-whole” redemption price described under “Description of Notes — Optional Redemption,” together with any accrued and unpaid interest to the date of redemption.

Change of Control

If a change of control occurs, we may be required to offer to purchase all of the notes at a price of 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of Notes — Change of Control.”

Asset Sales

In connection with certain asset dispositions, we will be required to use the net cash proceeds of such asset dispositions to make an offer to purchase the notes at 100% of the principal amount, together with any accrued and unpaid interest to the date of purchase.

Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our subsidiaries to:
• borrow money;
• pay dividends or make other distributions on stock;
• purchase or redeem stock or subordinated indebtedness;
• make investments;
• create certain liens;
• enter into agreements that restrict distributions or other payments from our restricted subsidiaries;
• enter into transactions with affiliates;
• sell assets;
• consolidate with or merge with or into other companies or transfer all or substantially all our assets; and
• create unrestricted subsidiaries.

These covenants are subject to important exceptions and qualifications. See “Description of Notes — Certain Covenants.”

If the notes achieve an investment grade rating from both S&P and Moody’s and our revolving credit facility ceases to be secured, many of the covenants will be suspended. See “Description of Notes —Certain Covenants.”

Absence of Established Market for the Notes

The notes will constitute a new class of securities and there is no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We do not intend to apply for a listing of the notes on any national securities exchange or for the inclusion of the notes on any automated dealer quotation system

Trustee	U.S. Bank National Association.
Risk Factors	Investing in the new notes involves risks. See “Risk Factors” beginning on page 7 for a discussion of certain factors you should consider in evaluating whether or not to tender your outstanding notes.

RISK FACTORS

An investment in the notes involves risks. You should carefully consider the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012 before making an investment in the notes. You should also carefully consider the risks described below, as well as the other information contained or incorporated by reference in this prospectus, before investing in the notes. The risks and uncertainties described below are not the only ones we may face. The following risks, together with additional risks and uncertainties not currently known to us or that we may currently deem immaterial, could adversely effect our business, operating results and financial condition.

Risks Relating to the New Notes and the Exchange Offer

If you fail to exchange your outstanding notes, they will continue to be restricted securities and may become less liquid.

Outstanding notes that you do not tender or that we do not accept will, following the exchange offer, continue to be restricted securities. This means that you may not offer to sell them except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue the new notes in exchange for the outstanding notes in the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering.” Because we anticipate that most holders of the outstanding notes will elect to exchange their outstanding notes, we expect that the liquidity of the market for the outstanding notes remaining after the completion of the exchange offer will be substantially limited. Any outstanding notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the outstanding notes at maturity.

You may not receive the new notes in the exchange offer if the exchange offer procedures are not properly followed.

We will issue the new notes in exchange for your outstanding notes only if you properly tender the outstanding notes before expiration of the exchange offer. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of the outstanding notes for exchange. If you are the beneficial holder of outstanding notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offer, you should promptly contact the person through whom your outstanding notes are held and instruct that person to tender on your behalf.

If you are a broker-dealer, your ability to transfer the new notes may be restricted.

A broker-dealer that purchased outstanding notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the new notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their new notes.

There is no established trading market for the new notes and one may not develop.

There is currently no established trading market for the new notes or trading history and an active market may not develop. We do not intend to list the new notes on any exchange. If an active market does develop such market may cease at any time. As a result, you may not be able to resell your new notes for an extended period of time, if at all. Consequently, your lenders may be reluctant to accept the new notes as collateral for loans. In addition, in response to prevailing interest rates and market conditions generally or other factors referred to in the section entitled “Forward-Looking Statements,” the new notes could trade at a price higher or lower than their initial offering price and you may not be able to liquidate your investment.

Risks Related to Our Indebtedness

We and the guarantors may be unable to fulfill our and their obligations under the notes and the note guarantees.

We have a substantial amount of indebtedness. As a result, a significant portion of our cash flow will be required to pay interest and principal on our indebtedness, and we may not generate sufficient cash flow from operations, or have future borrowing capacity available, to enable us to repay our indebtedness, including the notes, or to fund other liquidity needs. As of June 30, 2012, we have $277 million in outstanding indebtedness and approximately $300 million available to be borrowed under our revolving credit facility, subject to limitation under our financial covenants.

Servicing our indebtedness and satisfying our other obligations will require a significant amount of cash. Our cash flow from operating activities and other sources may not be sufficient to fund our liquidity needs. Our ability to pay interest and principal on our indebtedness and to satisfy our other obligations will depend upon our future operating performance and financial condition and the availability of refinancing indebtedness, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our revolving credit facility or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the notes.

A substantial decrease in our operating cash flow or an increase in our expenses could make it difficult for us to meet debt service requirements and could require us to modify our operations, including by curtailing our exploration and drilling programs, selling assets, reducing our capital expenditures, refinancing all or a portion of our existing debt or obtaining additional financing. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of future debt agreements may, and our revolving credit facility and the indenture governing the notes do, restrict us from implementing some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate these dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any dispositions may not be adequate to meet our debt service obligations then due.

Our substantial indebtedness could adversely impact our business, results of operations and financial condition.

In addition to making it more difficult for us to satisfy our obligations to pay principal and interest on the notes, our substantial indebtedness could limit our ability to respond to changes in the markets in which we operate and otherwise limit our activities. For example, our indebtedness, and the terms of agreements governing that indebtedness, could:

•

require us to dedicate a substantial portion of our cash flow from operations to service our existing debt obligations, thereby reducing the cash available to finance our operations and other business activities and could limit our flexibility in planning for or reacting to changes in our business and the industry in which we operate;

•	increase our vulnerability to economic downturns and impair our ability to withstand sustained declines in oil and gas prices;

•	subject us to covenants that limit our ability to fund future working capital, capital expenditures, exploration costs and other general corporate requirements;

•	prevent us from borrowing additional funds for operational or strategic purposes (including to fund future acquisitions), disposing of assets or paying cash dividends;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•

require us to devote a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund exploration efforts, working capital, capital expenditures and other general corporate purposes; and

•	place us at a competitive disadvantage relative to our competitors that have less debt outstanding.

Covenants in the indenture governing the notes and in our revolving credit facility currently impose, and future financing agreements may impose, significant operating and financial restrictions.

The indenture governing the notes and our revolving credit facility contain restrictions, and future financing agreement may contain additional restrictions, on our activities, including covenants that restrict our and our restricted subsidiaries’ ability to:

•	incur additional debt;

•	pay dividends on, redeem or repurchase stock;

•	create liens;

•	make specified types of investments;

•	apply net proceeds from certain asset sales;

•	engage in transactions with our affiliates;

•	engage in sale and leaseback transactions;

•	merge or consolidate;

•	restrict dividends or other payments from restricted subsidiaries;

•	sell equity interests of restricted subsidiaries; and

•	sell, assign, transfer, lease, convey or dispose of assets.

Our revolving credit agreement will mature in April 2017, unless extended, and is secured by all of our oil and gas properties as well as a pledge of all ownership interests in operating subsidiaries. The revolving credit facility contains various affirmative and negative covenants including but not limited to financial covenants that (i) require us to maintain a consolidated current ratio of at least 1.0 to 1.0 at the end of any fiscal quarter, and (ii) we may not permit our maximum leverage ratio (consolidated indebtedness to consolidated EBITDA as defined in the credit agreement) to exceed 4.0 to 1.0 at the end of each fiscal quarter.

These restrictions may prevent us from taking actions that we believe would be in the best interest of our business, and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. We may also incur future debt obligations that might subject us to additional restrictive covenants that could affect our financial and operational flexibility. We cannot assure you that we will be granted waivers or amendments to these agreements if for any reason we are unable to comply with these agreements, or that we will be able to refinance our debt on terms acceptable to us, or at all.

If we are unable to comply with the restrictions and covenants in the agreements governing the notes and other debt, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would impact our ability to make principal and interest payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our revolving credit facility that is not waived by the required lenders, and the remedies sought by the holders of any such indebtedness, could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including the notes or our revolving credit facility), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our revolving credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders under our revolving credit facility to avoid being in default. If we breach our covenants under our revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our revolving credit facility, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of Other Indebtedness” and “Description of the New Notes.”

Notwithstanding our current indebtedness levels and restrictive covenants, we may still be able to incur substantial additional debt or make certain restricted payments, which could exacerbate the risks described above.

We may be able to incur additional debt in the future. Although the indenture governing the notes contains restrictions on our ability to incur indebtedness, those restrictions are subject to a number of exceptions. In particular, we may borrow under the revolving credit facility. Also, we expect to be able to issue additional notes under the indenture in some circumstances. In addition, if we are able to designate some of our restricted subsidiaries under the indenture as unrestricted subsidiaries, including in connection with the formation of master limited partnerships, those unrestricted subsidiaries would be permitted to borrow beyond the limitations specified in the indenture and engage in other activities in which restricted subsidiaries may not engage. We may also consider investments in joint ventures or acquisitions that may increase our indebtedness. Also, under the indenture, we will be able to make restricted payments in certain circumstances. Adding new debt to current debt levels or making otherwise restricted payments could intensify the related risks that we and our subsidiaries now face.

Availability under our revolving credit facility depends on a borrowing base which is subject to redetermination by our lenders. If our borrowing base is reduced, we may be required to repay amounts outstanding under our revolving credit facility.

Under the terms of our revolving credit facility, our borrowing base (currently set at $330 million) is subject to semi-annual redetermination by our lenders based on their valuation of our proved reserves and their internal criteria. In addition, under certain circumstances, interim redeterminations may be conducted. In the event the amount outstanding under our revolving credit facility at any time exceeds the borrowing base at such time, we may be required to repay a portion of our outstanding borrowings. If we do not have sufficient funds on hand for repayment, we may be required to seek a waiver or amendment from our lenders, refinance our revolving credit facility, sell assets or sell additional shares of common stock. We may not be able obtain such financing or complete such transactions on terms acceptable to us, or at all. Failure to make the required repayment could result in a default under our revolving credit facility.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our revolving credit facility bear interest at variable rates and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase although the amount borrowed remained the same, and our net income and cash available for servicing our indebtedness would decrease.

Although the notes are referred to as “senior” notes, your right to receive payments on the notes is effectively subordinated to the rights of our and our restricted subsidiaries’ existing and future secured creditors.

The revolving credit facility lenders will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing the revolving credit facility. The revolving credit facility is secured by liens on substantially all of our assets and the assets of our restricted subsidiaries. The notes will be effectively subordinated to any secured indebtedness incurred under the revolving credit facility. In the event of any distribution or payment of our or any guarantor’s assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our or our restricted subsidiaries’ assets that constitute their collateral. Holders of notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as such notes, and potentially with all of our or any restricted subsidiary’s other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.

The notes will be subordinated to all indebtedness of those of our existing or future subsidiaries that are not, or do not become, guarantors of the notes.

Although all of our current subsidiaries are guarantors of the notes, if any future subsidiaries do not become guarantors of the notes, they will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that, in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of the subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of the subsidiary’s assets before we would be entitled to any payment. In addition, the indenture governing the notes will, subject to some limitations, permit non-guarantor subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

We may not be able to repurchase the notes upon a change of control as required by the indenture governing the notes.

Upon the occurrence of certain kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, unless all notes have been previously called for redemption. The holders of other debt securities that we may issue in the future, which rank equally in right of payment with the notes, may also have this right. Our failure to purchase tendered notes would constitute an event of default under the indenture governing the notes, which in turn, would constitute an event of default under our revolving credit facility. In addition, the occurrence of a change of control (as defined under the revolving credit facility) in itself would constitute an event of default under our revolving credit facility.

Therefore, it is possible that we may not have sufficient funds at the time of the change of control to make the required repurchase of notes. Moreover, our revolving credit facility restricts, and any future indebtedness we incur may restrict, our ability to repurchase the notes, including following a change of control event. As a result, following a change of control event, we would not be able to repurchase notes unless we first repay all indebtedness outstanding under our revolving credit facility and any of our other indebtedness that contains similar provisions, or obtain a waiver from the holders of such indebtedness to permit us to repurchase the notes. We may be unable to repay all of that indebtedness or obtain a waiver of that type. Any requirement to offer to repurchase outstanding notes may therefore require us to refinance our other outstanding debt, which we may not be able to do on commercially reasonable terms, if at all. These repurchase requirements may also delay or make it more difficult for others to obtain control of us.

In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture. See “Description of Notes — Change of Control.”

Following a sale of “substantially all” of our assets, you may not be able to determine if a change of control that would give rise to a right to have the notes repurchased has occurred.

The definition of change of control in the Indenture includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

U.S. federal and state fraudulent transfer laws may permit a court to void, subordinate or limit the notes, and the guarantees, and, if that occurs, you may not receive any payments on the notes or may be required to return payments received on the notes.

U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees of the notes. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the guarantees thereof (or the grant of collateral securing any such obligations) could be voided, subordinated or limited as a fraudulent transfer or conveyance if we or any of the guarantors, as applicable, (i) issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors, or (ii) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (ii) only, one of the following is also true at the time thereof:

•	we or any of our restricted subsidiaries, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•

the issuance of the notes or the incurrence of the guarantees left us or any of our restricted subsidiaries, as applicable, with an unreasonably small amount of capital or assets to carry on its business;

•	we or any of our restricted subsidiaries intended to, or believed that we or such restricted subsidiary would, incur debts beyond our or such restricted subsidiary’s ability to pay as they mature; or

•

we or any of our restricted subsidiaries were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such restricted subsidiary if, in either case, after final judgment, the judgment is unsatisfied.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent such guarantor did not obtain a reasonably equivalent tangible benefit directly or indirectly from the issuance of the notes.

We cannot be certain as to the standards a court would use to determine whether or not we or our restricted subsidiaries were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to our or any of our restricted subsidiaries’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the notes, the incurrence of a guarantee or the grant of security was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or void the grant of collateral or subordinate or limit the notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes or guarantees. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

Each guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless.

Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holder of notes engaged in some type of inequitable conduct, (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of notes and (iii) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

A financial failure by us or our subsidiaries may result in the assets of any or all of those entities becoming subject to the claims of all creditors of those entities.

A financial failure by us or our subsidiaries could affect payment of the notes if a bankruptcy court were to substantively consolidate us and our subsidiaries. If a bankruptcy court substantively consolidated us and our subsidiaries, the assets of each entity would become subject to the claims of creditors of all entities. This would expose holders of notes not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, forced restructuring of the notes could occur through the “cramdown” provisions of the bankruptcy code. Under these provisions, the notes could be restructured over your objections as to their general terms, primarily interest rate and maturity.

We face risks related to rating agency downgrades.

The notes are rated by Moody’s Investor Services and Standard & Poor’s. If such rating agencies reduce the rating in the future, the market price of the notes would be adversely affected. In addition, if any of our other outstanding debt is rated and subsequently downgraded, raising capital will become more difficult, borrowing costs under revolving credit facility and other future borrowings may increase and the market price of the notes may decrease.

Many of the covenants contained in the indenture will be suspended if the notes are rated investment grade by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc.

Many of the covenants in the indenture governing the notes will be suspended if the notes are rated investment grade by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., provided at such time our revolving credit facility is unsecured and no default under the indenture has occurred and is continuing. These covenants will restrict, among other things, our ability to pay dividends, to incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain such ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See “Description of Notes — Certain Covenants — Covenant Suspension.”

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive outstanding notes from you in the same principal amount. The outstanding notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our indebtedness.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

On April 25, 2012, we issued $250 million aggregate principal amount of the outstanding notes. In connection with that issuance, we entered into a registration rights agreement. Pursuant to the registration rights agreement, we agreed that we will, at our expense, for the benefit of the holders of the outstanding notes:

•

by January 22, 2013 (the first business day 270 days after April 25, 2012), file a registration statement (“Exchange Offer Registration Statement”) covering an offer to the holders of the outstanding notes to exchange all outstanding notes for the new notes; and

•	use commercially reasonable efforts to consummate the exchange offer on or prior to by April 22, 2013 (the first business day 360 days after April 25, 2012).

Upon the effectiveness of the registration statement of which this prospectus is a part, we will offer the new notes in exchange for the outstanding notes. We filed a copy of the registration rights agreement as an exhibit incorporated by reference into the registration statement; this summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all provisions of the registration rights agreement.

Representations on Tendering Outstanding Notes

We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in interpretive letters addressed to other parties in other transactions. For further information on the SEC’s position, see Exxon Capital Holdings Corporation, available May 13, 1988, Morgan Stanley & Co. Incorporated, available June 5, 1991 and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. We have not sought our own interpretive letter, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer as it has in interpretive letters to other parties. Based on these interpretations by the staff, we believe that you may offer for resale, resell and otherwise transfer the new notes issued pursuant to the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, if you:

•	are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act;

•

are not participating in, and do not intend to participate in, a distribution of the new notes within the meaning of the Securities Act and have no arrangement or understanding with any person to participate in a distribution of the new notes within the meaning of the Securities Act;

•	are acquiring the new notes in the ordinary course of your business; and

•	are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

In addition, if you are a broker-dealer and receive new notes for your own account, you must acknowledge that you will deliver a prospectus if you resell the new notes. By acknowledging your intent and delivering a prospectus you will not be deemed to admit that you are an “underwriter” under the Securities Act. You may use this prospectus as it is amended from time to time when you resell new notes that were acquired from market-making or trading activities. We have agreed to use commercially reasonable efforts to make this prospectus available for a period commencing on the day the exchange offer is consummated and continuing for 90 days (or such shorter period during which such broker-dealers or such other persons are required by law to deliver the prospectus); provided, however, that if for any day during such period we restrict the use of such prospectus, such period shall be extended on a day-by-day basis.

By tendering the outstanding notes in exchange for the new notes, you will be required to represent to us that each of the above statements applies to you. If you are unable to make these representations, you will be required to comply with the registration and prospectus delivery requirements under the Securities Act in connection with any resale transaction.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of the outstanding notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and the letter of transmittal, we will accept any and all outstanding notes validly tendered and not validly withdrawn prior to the Expiration Date. For each $2,000, and $1,000 integral multiples in excess of $2,000, principal amount of outstanding notes properly tendered and not withdrawn before the expiration date of the exchange offer, we will issue $2,000, and $1,000 integral multiples in excess of $2,000, principal amount of new notes.

We will not pay any accrued and unpaid interest on the outstanding notes that we acquire in the exchange offer. Instead, interest on the new notes will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the outstanding note surrendered in exchange for the new note or (ii) if the outstanding note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date, or (b) if no interest has been paid, from and including April 25, 2012, the original issue date of the outstanding notes.

Holders may tender some or all of their outstanding notes pursuant to the exchange offer in denominations of $2,000 and $1,000 integral multiples in excess of $2,000 thereof. The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered.

The terms of the new notes are identical in all material respects to the terms of the outstanding notes, except that:

(1)	we have registered the new notes under the Securities Act and therefore these new notes will not bear legends restricting their transfer; and

(2)	specified rights under the registration rights agreement, including the provisions providing for payment of additional interest in specified circumstances relating to the exchange offer, will be eliminated for all the new notes.

The new notes will evidence the same debt as the outstanding notes. The new notes will be issued under the same indenture and will be entitled to the same benefits under that indenture as the outstanding notes being exchanged. As of the date of this prospectus, $250 million aggregate principal amount of the outstanding notes are outstanding. The outstanding notes accepted for exchange will be retired and cancelled and not reissued.

Except as described under “Form, Book-Entry Procedures and Transfer,” we will issue the new notes in the form of one or more global notes registered in the name of DTC or its nominee, and each beneficial owner’s interest in it will be transferable in book-entry form through DTC.

We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder. Holders of notes do not have appraisal or dissenters’ rights under state law or under the indenture in connection with the exchange offer.

We will be considered to have accepted validly tendered outstanding notes if and when we have given oral or written notice to that effect to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If we do not accept any tendered outstanding notes for exchange because of an invalid tender, the occurrence of the other events described in this prospectus or otherwise, we will return these outstanding notes, without expense, to the tendering holder as soon as practicable after the Expiration Date of the exchange offer.

Holders who tender the outstanding notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of the outstanding notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in certain circumstances, in connection with the exchange offer. See “—Fees and Expenses” and “—Transfer Taxes.”

If we successfully complete the exchange offer, any outstanding notes which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest. The holders of the outstanding notes after the exchange offer in general will not have further rights under the registration rights agreement, including registration rights and any rights to additional interest. Holders wishing to transfer the outstanding notes would have to rely on exemptions from the registration requirements of the Securities Act.

Expiration Date

The exchange offer will expire at 11:59 p.m. New York City time on [        ], 2012, unless, in our sole discretion, we extend the expiration date. If we so extend the expiration date, the term “expiration date” shall mean the latest date and time to which we extend the exchange offer.

Extensions, Delays in Acceptance, Termination or Amendment

We reserve the right, in our sole discretion to:

•	delay accepting for exchange any outstanding notes;

•	extend the exchange offer;

•	terminate the exchange offer; or

•	amend the terms of the exchange offer in any way we determine.

We will give oral or written notice of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of outstanding notes of the amendment or waiver, and extend the offer if required by law.

We intend to make a public announcement of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer by 9 a.m., Denver time, on the next business day after the previously scheduled expiration date. We have no other obligation to publish, advertise or otherwise communicate any information about any extension, amendment or termination.

Conditions to the Exchange Offer

Notwithstanding any other term of the exchange offer, outstanding notes will not be required to be accepted for exchange, nor will new notes be issued in exchange for any outstanding notes, and we may terminate or amend the exchange offer as provided herein before the acceptance of such outstanding notes, if, because of any change in law, or applicable interpretations thereof by the Commission, we determine that we are not permitted to effect the exchange offer. We have no obligation to, and will not knowingly, permit acceptance of tenders of outstanding notes from our affiliates or from any other holder or holders who are not eligible to participate in the exchange offer under applicable law or interpretations thereof by the Staff of the Commission, or if the new notes to be received by such holder or holders of outstanding notes in the exchange offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the “blue sky” or securities laws of substantially all of the states of the U.S.

Procedures for Tendering

We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. Because all of the outstanding notes are held in book-entry accounts maintained by the exchange agent at DTC, the Euroclear System or Clearstream, Luxembourg, a holder need not submit a letter of transmittal. However, all holders who exchange their outstanding notes for new notes in accordance with the procedures outlined below will be deemed to have acknowledged receipt of, and agreed to be bound by, and to have made all of the representations and warranties contained in the letter of transmittal.

To tender in the exchange offer, a holder must comply with the following procedures, as applicable:

•

Holders of outstanding notes through DTC: If you wish to exchange your outstanding notes and either you or your registered holder hold your outstanding notes in book-entry form directly through DTC, you must submit an instruction and follow the procedures for book-entry transfer as provided under “—Book-Entry Transfer.”

•

Holders of outstanding notes through Euroclear or Clearstream, Luxembourg: If you wish to exchange your outstanding notes and either you or your registered holder hold your outstanding notes in book-entry form directly through Euroclear or Clearstream, Luxembourg, you should be aware that pursuant to their internal guidelines, Euroclear and Clearstream, Luxembourg will automatically exchange your outstanding notes for new notes. If you do not wish to participate in the exchange offer, you must instruct Euroclear or Clearstream, Luxembourg, as the case may be, to “Take No Action”; otherwise your outstanding notes will automatically be tendered in the exchange offer, and you will be deemed to have agreed to be bound by the terms of the letter of transmittal.

Only a registered holder of record of outstanding notes may tender outstanding notes in the exchange offer. If you are a beneficial owner of outstanding notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If a holder tenders less than all of the outstanding notes held by the holder, the tendering holder should so indicate. The amount of outstanding notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery of outstanding notes, the letter of transmittal and all other required documents or transmission of an agent’s message, as described under “—Book-Entry Transfer,” to the exchange agent is at the election and risk of the holder. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before expiration of the exchange offer. Holders should not send the letter of transmittal or outstanding notes to us. Delivery of documents to DTC, Euroclear or Clearstream, Luxembourg in accordance with their respective procedures will not constitute delivery to the exchange agent.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date. If the applicable letter of transmittal is signed by the record holder(s) of the outstanding notes tendered, the signature must correspond with the name(s) written on the face of the outstanding note without alteration, enlargement or any change whatsoever. If a letter of transmittal is signed by a participant in DTC or Euroclear or Clearstream, Luxembourg, as applicable, the signature must correspond with the name as it appears on the security position listing as the holder of the outstanding notes.

A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or “an eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the outstanding notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If a letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible institution must guarantee the signature on the bond power.

If a letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of outstanding notes will not be deemed made until those defects or irregularities have been cured or waived.

Outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In addition, we reserve the right in our sole discretion to (a) purchase or make offers for any outstanding notes that remain outstanding subsequent to the expiration date, and (b) to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

Book-Entry Transfer

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent’s DTC account in accordance with DTC’s electronic Automated Tender Offer Program procedures for such transfer. The exchange of new notes for tendered outstanding notes will only be made after timely:

•	confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account; and

•	receipt by the exchange agent of an “agent’s message” and all other required documents specified in the letter of transmittal.

The confirmation, agent’s message and any other required documents must be received at the exchange agent’s address listed below under “—Exchange Agent” on or before 11:59 p.m., New York City time, on the expiration date of the exchange offer.

As indicated above, delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering outstanding notes stating:

•	the aggregate principal amount of outstanding notes which have been tendered by the participant;

•	that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal and the terms of the exchange offer; and

•	that we may enforce such agreement against the participant.

Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal and described below under “Representations on Tendering Outstanding Notes” are true and correct.

Guaranteed Delivery

If you wish to tender your outstanding notes and time will not permit you to make proper ATOP delivery prior to the expiration date of the exchange offer, or your letter of transmittal and all other required documents will not reach the exchange agent prior to the expiration date of the exchange offer, you may nevertheless tender if an eligible institution indicates in the ATOP system that you would like to use guaranteed delivery, and the exchange agent accepts the guaranteed delivery. You may then deliver your outstanding notes within three New York Stock Exchange trading days after the expiration date of the exchange officer. You may not tender by guaranteed delivery by using a letter of transmittal.

Withdrawal of Tenders

Your tender of outstanding notes pursuant to the exchange offer is irrevocable except as otherwise provided in this section. You may withdraw tenders of outstanding notes at any time prior to 11:59 p.m., New York City time, on the expiration date.

For a withdrawal to be effective for DTC participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC. We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, for such withdrawal notices, and our determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to them unless the outstanding notes so withdrawn are validly re-tendered. Any outstanding notes which have been tendered but which are withdrawn or not accepted for exchange will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be re-tendered by following the procedures described above under “—Procedures For Tendering” at any time prior to the expiration date.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. U.S. Bank National Association also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS2N

St. Paul, MN 55107

Attn: Specialized Finance

Fax: 651-495-8158

Phone: 800-934-6802

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

We will bear the expenses of soliciting tenders with respect to the exchange offer. The principal solicitation is being made by mail; however, we may make additional solicitation by telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out of pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes. If, however, a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the outstanding notes. This carrying value is the aggregate principal amount of the outstanding notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Consequences of Failure to Properly Tender Outstanding Notes in the Exchange

We will issue the new notes in exchange for outstanding notes under the exchange offer only after timely confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account and timely receipt by the exchange agent of an agent’s message and all other requirements specified in the letter of transmittal. Therefore, holders of the outstanding notes desiring to tender outstanding notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of outstanding notes for exchange or waive any such defects or irregularities. Outstanding notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer under the Securities Act.

Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will generally not be required to register the remaining outstanding notes. Remaining outstanding notes will continue to be subject to the following restrictions on transfer:

•

holders may resell outstanding notes only if an exemption from registration is available or, outside the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act; and

•	the remaining outstanding notes will bear a legend restricting transfer in the absence of registration or an exemption.

To the extent that outstanding notes are tendered and accepted in connection with the exchange offer, any trading market for remaining outstanding notes could be adversely affected.

Neither we nor our board of directors make any recommendation to holders of outstanding notes as to whether to tender or refrain from tendering all or any portion of their outstanding notes pursuant to the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of outstanding notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of outstanding notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

RATIO OF EARNINGS TO FIXED CHARGES (a)

The table below reflects the ratio of earnings to fixed charges for Resolute and Predecessor Resolute (defined below) for the periods presented.

We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of the sum of income from continuing operations before income taxes and fixed charges (exclusive of interest capitalized). “Fixed charges” consist of interest expensed and capitalized and an estimate of the interest within rental expense.

Resolute

Six Month Ended June 30, 2012	Year Ended December 31,					February 26, 2007 (inception) to December 31, 2007
	2011	2010	2009		2008
5.1	7.6	2.1	(b	)	152.0	412.8

Predecessor Resolute

The 267 Day Period Ended September 24, 2009	Year Ended December 31,
	2008	2007
(c)	(c)	(c)

a)	We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of the sum of income from continuing operations before income taxes and fixed charges (exclusive of interest capitalized). “Fixed charges” consist of interest expensed and capitalized and an estimate of the interest within rental expense.

b)	Ratio was less than 1.0; the coverage deficiency was $65.1 million.

c)	Ratio was less than 1.0; the coverage deficiency was $46.6 million for the 267 day period ended September 24, 2009, and $108.7 million and $102.7 million for the fiscal years ended December 31, 2008 and 2007 respectively.

On September 25, 2009, Hicks Acquisition Company I, Inc., referred to herein as “HACI”, consummated a business combination under the terms of a Purchase and IPO Reorganization Agreement with us and Resolute Holdings Sub, LLC, whereby, through a series of transactions, HACI’s stockholders collectively acquired a majority of our outstanding shares of common stock. Immediately prior to the consummation of such merger transaction, we owned, directly or indirectly, 100% of the equity interests of Resolute Natural Resources Company, LLC, WYNR, LLC, BWNR, LLC, RNRC Holdings, Inc., and Resolute Wyoming, Inc. (formerly known as Primary Natural Resources, Inc.), and owned a 99.996% equity interest in Resolute Aneth, LLC. We collectively refer to Resolute and each of the subsidiaries set forth above as “Predecessor Resolute.” The entities composing Predecessor Resolute prior to the merger transaction with HACI were wholly owned by Resolute Holdings Sub, LLC (except for Resolute Aneth, LLC, which was owned 99.996% by Resolute Holdings Sub, LLC), which in turn is a wholly owned subsidiary of Resolute Holdings, LLC. Effective December 31, 2010, Resolute Aneth, LLC became our wholly-owned subsidiary.

DESCRIPTION OF OTHER INDEBTEDNESS

Our revolving credit facility is with a syndicate of banks led by Wells Fargo Bank, National Association with Resolute Energy Corporation as the borrower. On March 30, 2010, we entered into an amended and restated revolving credit facility agreement, and since then have entered into three amendments to the revolving credit facility. As of June 30, 2012, outstanding borrowings were approximately $27 million and unused availability under the borrowing base was approximately $300 million. The revolving credit facility has a maturity date of April 2017 and an aggregate maximum credit amount of $1,000 billion.

The revolving credit facility is guaranteed by all of our subsidiaries and is secured by substantially all of the proved oil and gas assets of Resolute Aneth, LLC and Resolute Wyoming, Inc., which are wholly-owned subsidiaries of Resolute Energy Corporation.

The revolving credit facility specifies a maximum borrowing base as determined by the lenders, which is currently $330 million. The determination of the borrowing base takes into consideration the estimated value of our oil and gas properties in accordance with the lenders’ customary practices for oil and gas loans. The borrowing base is redetermined semi-annually, and the amount available for borrowing could be increased or decreased as a result of such redeterminations. Under certain circumstances, either we or the lenders may request an interim redetermination. To the extent that the borrowing base, as adjusted from time to time, exceeds the outstanding balance, no repayments of principal are required prior to maturity.

The annual interest rate on each base rate borrowing is (a) the greatest of (i) the prime rate as established by the administrative agent, (ii) the federal funds effective rate plus 0.50%, and (iii) an adjusted LIBOR for a one month interest period plus 1%, plus (b) a margin between 0.50% to 1.50% depending on the then-current level of borrowing base usage. The interest on each Eurodollar loan is (a) the adjusted LIBOR rate, plus (b) a margin between 1.50% to 2.50%. As of December 31, 2011 and 2010, the weighted average interest rate on the outstanding balance under the revolving credit facility was 2.60% and 3.15%, respectively and was 3.75% as of June 30, 2012. The recorded value of the revolving credit facility approximates its fair market value. We capitalized $1.3 million and $0.5 million of interest expense during the year ended December 31, 2011 and 2010, respectively and $1.8 million of interest expense was capitalized for the six months ended June 30, 2012. No interest expense was capitalized during 2009.

The revolving credit facility contains various affirmative and negative covenants including but not limited to financial covenants that (i) require us to maintain a consolidated current ratio of at least 1.0 to 1.0 at the end of any fiscal quarter, and (ii) we may not permit our maximum leverage ratio (consolidated indebtedness to consolidated EBITDA as defined in the credit agreement) to exceed 4.0 to 1.0 at the end of each fiscal quarter. Additional covenants limit our ability and that of certain of our subsidiaries to grant certain liens; make certain loans and investments; make distributions; merge or consolidate with or into a third party; or engage in certain asset dispositions, including a sale of all or substantially all of our assets. Additionally, the revolving credit facility limits our ability and that of certain of our subsidiaries to incur additional indebtedness. This limitation is subject to certain exceptions, including an exception that allowed for indebtedness under the notes. We were in compliance with all applicable covenants of the revolving credit facility at June 30, 2012.

DESCRIPTION OF THE NEW NOTES

On April 25, 2012, the outstanding notes were issued under an indenture (the “Indenture”) among us, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), in a private transaction not subject to the registration requirements of the Securities Act. The Indenture is subject to and governed by the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

We have has appointed U.S. Bank National Association, a national banking association organized under the laws of the United States, to serve as Trustee under the Indenture. The Trustee has not evaluated the risks, benefits, or propriety of any investment in this security and makes no representation, and has reached no conclusions, regarding the value or condition of the Notes.

The following description is a summary of the material provisions of the notes and the Indenture. It does not restate it in its entirety. We urge you to read the Indenture because it, and not this description, will define your rights as holders of the notes.

Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the Indenture. In this description, the word “Company” refers only to Resolute Energy Corporation and not to any of its subsidiaries, and unless the context requires otherwise, references to the “notes” shall mean the new notes.

Brief Description of the Notes and the Guarantees

The Notes

The notes:

•	will be general unsecured senior obligations of the Company;

•	will rank equally in right of payment with all existing and future senior indebtedness of the Company;

•

will be effectively subordinated in right of payment to all existing and future senior secured Indebtedness incurred from time to time by the Company (including Indebtedness under the Senior Credit Agreement to the extent of the value of the assets securing such Indebtedness;

•	will rank senior in right of payment to any future subordinated Indebtedness of the Company; and

•	will be fully and unconditionally guaranteed by the Guarantors on a senior basis.

The Guarantees

Each guarantee of the notes:

•	will be a general unsecured senior obligation of the Guarantor;

•	will rank equally in right of payment with all existing and future senior indebtedness of the Guarantor;

•

will be effectively subordinated in right of payment to all existing and future senior secured Indebtedness incurred from time to time by that Guarantor, including guarantees of Indebtedness under the Senior Credit Agreement, to the extent of the value of the assets securing such Indebtedness; and

•	will rank senior in right of payment to any future subordinated Indebtedness of the Guarantor.

As of June 30, 2012, the Company had approximately $27 million in outstanding borrowings under the revolving credit facility. The assets of any Subsidiary of the Company that in the future does not guarantee the notes will be subject to the prior claims of all creditors of that Subsidiary, including trade creditors. In the event of a bankruptcy, administrative receivership, composition, insolvency, liquidation or reorganization of any of the non-guarantor Subsidiaries, such Subsidiaries will pay the holders of their liabilities, including trade payables, before they will be able to distribute any of their assets to the Company or a Guarantor. The Indenture permits the Company and the Guarantors to incur additional secured Indebtedness.

Principal, Maturity and Interest

The notes will mature on May 1, 2020, will be limited in initial aggregate principal amount to $250 million and will be unsecured senior obligations of the Company. The Indenture provides for the issuance of an unlimited amount of additional notes (the “Additional Notes”) having identical terms and conditions to the notes offered hereby (in all respects other than at the option of the Company as to the payment of interest accruing prior to the issue date of such Additional Notes or except for the first payment of interest following the issue date of such Additional Notes), subject to compliance with the covenants contained in the Indenture. Such Additional Notes shall be consolidated and form a single series with the notes and have the same terms as to status, redemption or otherwise as the notes. For purposes of this “Description of Notes,” reference to the notes includes Additional Notes unless otherwise indicated. There can be no assurance as to when or whether the Company will issue any such Additional Notes or as to the aggregate principal amount of such Additional Notes.

Interest on the notes will accrue at the rate of 8.50% per annum and will be payable semiannually in cash on each May 1 and November 1, commencing November 1, 2012, to the holders of record on the immediately preceding April 15 and October 15, as the case may be. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the original date of issuance (the “Issue Date”). Interest will be computed on the basis of a 360-day year comprising twelve 30-day months.

The principal of and premium, if any, and interest on the notes will be payable and the notes will be exchangeable and transferable, at the office or agency of the Company in Denver, Colorado maintained for such purposes (which initially will be the office of the Trustee located at U.S. Bank National Association; Corporate Trust-DN-CO-T12C; 950 17th Street—12th Floor; Denver, CO 80202) or, at the option of the Company, payment of interest may be paid by check mailed to the address of the person entitled thereto as such address appears in the security register. The notes will be issued only in registered form without coupons and only in denominations of $2,000 or whole multiples of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange or redemption of notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The notes and any Additional Notes will be treated as a single class of securities under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

The notes will not be entitled to the benefit of any sinking fund.

Guarantees

Initially, each of the Company’s existing direct and indirect Restricted Subsidiaries will be a Guarantor. The payment of the principal of, premium, if any, and interest on the notes, when and as the same become due and payable, will be guaranteed, jointly and severally, on a senior unsecured basis (the “Guarantees”) by the Guarantors. In addition, if (a) any Person becomes a direct or indirect domestic Restricted Subsidiary (other than an Immaterial Subsidiary), (b) any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, or (c) any other Restricted Subsidiary (including any Foreign Subsidiaries) of the Company becomes a guarantor or obligor in respect of any Indebtedness (other than a De Minimis Guaranteed Amount) of the Company or any of the direct or indirect domestic Restricted Subsidiaries, the Company shall cause each such Restricted Subsidiary to enter into a supplemental indenture pursuant to which such Restricted Subsidiary shall agree to guarantee the Company’s obligations under the notes jointly and severally with any other Guarantors, fully and unconditionally, on a senior unsecured basis. See “— Certain Covenants — Issuances of Guarantees by Restricted Subsidiaries.” As of the date of this prospectus, the Company has no Foreign Subsidiaries and no Immaterial Subsidiaries.

The obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. See “Risk Factors — U.S. federal and state fraudulent transfer laws may permit a court to void, subordinate or limit the notes, and the guarantees, and, if that occurs, you may not receive any payments on the notes or may be required to return payments received on the notes.” Each Guarantor that makes a payment or distribution under its Guarantee will be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.

The Guarantee of a Guarantor will be released automatically:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to one or more Persons that are not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies at the time thereof with the covenants described below under “— Certain Covenants — Asset Sales” and “— Certain Covenants — Transactions with Affiliates”;

(2)	in connection with any sale of all of the Capital Stock of a Guarantor to one or more Persons that are not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale of all such Capital Stock of that Guarantor complies at the time thereof with the covenants described below under “— Certain Covenants — Asset Sales” and “— Certain Covenants — Transactions with Affiliates”;

(3)	if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary pursuant to the covenant described under “— Certain Covenants — Unrestricted Subsidiaries”;

(4)	if a Guarantor under any Credit Facility is released from its guarantee issued pursuant to the terms of any Credit Facility of the Company or any direct or indirect Restricted Subsidiary, and such Guarantor is not an obligor under any Indebtedness other than the notes (other than a De Minimis Guaranteed Amount); or

(5)	if the notes are discharged in accordance with the procedures described below under “— Defeasance or Covenant Defeasance of Indenture” or “Satisfaction and Discharge”;

provided that any such release and discharge pursuant to clauses (1), (2), (3), (4) and (5) above shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any, Indebtedness of the Company shall also terminate at such time.

Optional Redemption

On or after May 1, 2016, the Company may redeem all or a portion of the notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $2,000 or whole multiples of $1,000 in excess thereof at the following redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date), if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year	Optional Redemption Price
2016	104.250%
2017	102.125%
2018 and thereafter	100.000%

In addition, at any time and from time to time prior to May 1, 2015, the Company may use (i) the net proceeds of one or more Equity Offerings and (ii) the Net Cash Warrant Exercise Proceeds to redeem up to an aggregate of 35% of the aggregate principal amount of notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture) at a redemption price equal to 108.50% of the aggregate principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date). At least 65% of the aggregate principal amount of notes (including the principal amount of any Additional Notes issued under the Indenture) must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must complete such redemption no later than 180 days after the closing of the related Equity Offering. Notice of any redemption pursuant to this paragraph may be given prior to the completion of the applicable Equity Offering, and any such redemption or notice may at the Company’s discretion be subject to one or more conditions precedent, including but not limited to completion of such Equity Offering. If any such conditions do not occur, the Company will provide prompt written notice to the Trustee rescinding such redemption, and such redemption and notice of redemption shall be rescinded and of no force or effect. Upon receipt of such notice, the Trustee will promptly send a copy of such notice to the holders of the notes to be redeemed in the same manner in which the notice of redemption was given.

The notes may also be redeemed, in whole or in part, at any time or from time to time prior to May 1, 2016 at the option of the Company at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). If less than all of the notes are to be redeemed, the Trustee shall select the notes to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the notes are listed, or if the notes are not listed, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable (except that any notes represented by a note in global form will be selected by such method as the Depository Trust Company (“DTC”) or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate). Notes redeemed in part must be redeemed only in amounts of $2,000 or whole multiples of $1,000 in excess thereof (subject to the procedures of DTC or any other depositary). Redemption pursuant to the provisions relating to an Equity Offering must be made on a pro rata basis or on as nearly a pro rata basis as practicable (except that any notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate).

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Change of Control

Unless the Company has previously or concurrently mailed a redemption notice with respect to all outstanding notes as described under “— Optional Redemption,” if a Change of Control occurs, each holder of notes will have the right to require that the Company purchase all or any part (in amounts of $2,000 or whole multiples of $1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will offer to purchase all of the notes, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

Within 30 days after any Change of Control or, at the Company’s option, prior to such Change of Control but after it is publicly announced, the Company must notify the Trustee and give written notice of the Change of Control to each holder of notes, by first-class mail, postage prepaid, at his address appearing in the security register. The notice must state, among other things,

•	that a Change of Control has occurred or will occur and the date of such event;

•	the circumstances and relevant facts regarding such Change of Control;

•

the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the Change of Control Purchase Date may not occur prior to the Change of Control;

•	that any note not tendered will continue to accrue interest;

•

that, unless the Company defaults in the payment of the Change of Control Purchase Price, any notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

•	other procedures that a holder of notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

Any Change of Control Offer that is made prior to the occurrence of a Change of Control may at the Company’s discretion be subject to one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

If a Change of Control Offer is made, the Company may not have available funds sufficient to pay the Change of Control Purchase Price for all of the notes that might be delivered by holders of the notes seeking to accept the Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the holders of the notes the rights described under “— Events of Default.”

The Senior Credit Agreement provides that certain change-of-control events with respect to the Company would constitute a default thereunder, which would obligate the Company to repay amounts outstanding under such indebtedness upon an acceleration of the Indebtedness issued thereunder. A default under the Senior Credit Agreement would result in a default under the Indenture if the lenders accelerate the debt under the Senior Credit Agreement. Any future credit agreements or agreements relating to other indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of the lenders under those agreements to the purchase of the notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing notes. In such case, the Company’s failure to purchase tendered notes would result in an Event of Default under the Indenture if the lenders under the Senior Credit Agreement accelerate Indebtedness under the Senior Credit Agreement in an aggregate principal amount in excess of $25.0 million. See “Risk Factors — We may not be able to repurchase the notes upon a change of control as required by the indenture governing the notes.”

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company. The term “all or substantially all” as used in the definition of Change of Control has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. Therefore, if holders of the notes elected to exercise their rights under the Indenture and the Company elected to contest such election, it is not clear how a court interpreting New York law would interpret the phrase. In addition, holders of notes may not be entitled to require the Company to repurchase their notes in certain circumstances involving a significant change in the composition of the Board of Directors of the Company, including in connection with a proxy contest, where the Company’s Board of Directors does not endorse a dissident slate of directors but approves them for purposes of the Indenture.

The existence of a holder’s right to require the Company to repurchase such holder’s notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

The provisions of the Indenture do not afford holders of the notes the right to require the Company to repurchase the notes in the event of a highly leveraged transaction or certain transactions with the Company’s management or its affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the notes, if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company’s management or its affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified by such definition.

The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

The Company will not be required to make a Change of Control Offer (1) upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer or (2) if notice of redemption for 100% of the aggregate principal amount of the outstanding notes has been given pursuant to the Indenture as described under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

If holders of not less than 90% of the aggregate principal amount of the outstanding notes accept a Change of Control Offer and the Company purchases all of the notes held by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of the notes redeemed plus accrued and unpaid interest, if any, thereon to the date of redemption, subject to the right of the holders of record on relevant record dates to receive interest due on an interest payment date.

Certain Covenants

Covenant Suspension

If at any time following the date of the Indenture:

(a)	the rating assigned to the notes by both S&P and Moody’s is at least an Investment Grade Rating,

(b)	the obligations under the Senior Credit Agreement cease to be secured and

(c)	no Default has occurred and is continuing under the Indenture,

Then, beginning on that day and subject to the provisions of the following paragraph, the provisions of the Indenture described under the following captions in this offering circular will be suspended:

(1)	“— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock,”

(2)	“— Certain Covenants — Restricted Payments,”

(3)	“— Certain Covenants — Transactions with Affiliates,”

(4)	“— Certain Covenants — Asset Sales,”

(5)	“— Certain Covenants — Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,”

(6)	“— Certain Covenants — Lines of Business,”

(7)	the conditions in clauses (1) and (3) described below under “— Certain Covenants — Sale Leaseback Transactions” and

(8)	the financial test set forth in clause (3) of the provisions of the Indenture described below under “— Consolidation, Merger and Sale of Assets.”

During any period that the foregoing covenants have been suspended, the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption “Certain Covenants — Unrestricted Subsidiaries.”

Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below BBB- or Baa3, respectively, the foregoing covenants will be reinstituted as of and from the date of such rating decline. Calculations under the reinstated “Restricted Payments” covenant will be made as if the “Restricted Payments” covenant had been in effect since the date of the Indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.

There can be no assurance that the notes will ever achieve an investment grade rating or that any such rating will be maintained.

Incurrence of Indebtedness and Issuance of Disqualified Stock

a)	The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Debt and the issuance of Disqualified Stock by the Company or the issuance of Preferred Stock by a Restricted Subsidiary), unless such Indebtedness is incurred by the Company or any Guarantor and, in each case, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is equal to or greater than 2.25 to 1.0.

b)	Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the “Permitted Debt”):

(1)	Indebtedness of the Company or any Guarantor (whether as borrower or guarantor) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $500.0 million and (y) the sum of $200.0 million and 25% of Adjusted Consolidated Net Tangible Assets, determined as of the date of the incurrence of such Indebtedness;

(2)	Indebtedness of the Company or any Guarantor pursuant to the notes (excluding any Additional Notes) and any Guarantee of the notes (excluding any Additional Notes);

(3)	Indebtedness of the Company or any Guarantor outstanding on the date of the Indenture, and not otherwise referred to in this definition of Permitted Debt;

(4)	intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)	if the Company or any Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to a Restricted Subsidiary other than a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes, in the case of the Company, or the Guarantee, in the case of a Guarantor; and

(b)	any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof (other than pursuant to a Credit Facility) and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);

(5)	guarantees by the Company or any Guarantor of any Indebtedness of the Company or any of its Restricted Subsidiaries that is permitted to be incurred under the Indenture;

(6)	Indebtedness of the Company or any Restricted Subsidiary that constitutes Hedging Obligations;

(7)	Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations (whether or not incurred pursuant to sale and leaseback transactions) or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or any Restricted Subsidiary, in an aggregate principal amount pursuant to this clause (7), together with all Permitted Refinancing Indebtedness with respect to this clause (7), not to exceed the greater of (x) $25.0 million and (y) 2.5% of Adjusted Consolidated Net Tangible Assets outstanding at any time, determined as of the date of the incurrence of such Indebtedness;

(8)	Indebtedness of the Company or any Restricted Subsidiary in connection with (a) one or more standby letters of credit issued by the Company or a Restricted Subsidiary in the ordinary course of business and not in connection with a Credit Facility and (b) other letters of credit, surety, bid, plugging and abandonment, performance, appeal or similar bonds, bankers’ acceptances, completion guarantees or similar instruments; provided that, in each case contemplated by this clause (8), upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; provided, further, that with respect to clauses (a) and (b), such Indebtedness is not in connection with the borrowing of money or the obtaining of advances or credit;

(9)	Indebtedness of the Company or any Restricted Subsidiary consisting of in-kind obligations relating to net oil or gas balancing positions arising in the ordinary course of business;

(10)	Indebtedness of the Company or any Guarantor provided that sufficient net proceeds thereof are promptly deposited to defease or satisfy all of the notes as described below under “— Defeasance or Covenant Defeasance of Indenture” or “— Satisfaction and Discharge”;

(11)	Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification or purchase price adjustment obligations or similar obligations, earn-outs or other similar obligations or from guarantees or letters of credit issued not in connection with any Credit Facility, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or a Restricted Subsidiary or Capital Stock of a Restricted Subsidiary;

(12)	Permitted Refinancing Indebtedness of the Company or any Guarantor issued in exchange for, or the net proceeds of which are used to renew, extend, substitute, refund, refinance or replace, any Indebtedness, including any Disqualified Stock, incurred pursuant to paragraph (a) of this covenant and clauses (2), (3), (7), (15), (16) and this clause (12) of this definition of “Permitted Debt”;

(13)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(14)	Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and its Restricted Subsidiaries;

(15)	Permitted Acquisition Indebtedness of the Company or any Guarantor; and

(16)	Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (1) through (15) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness outstanding at any one time in the aggregate, together with all Permitted Refinancing Indebtedness with respect to this clause (16), shall not exceed the greater of (x) $50.0 million and (y) 5.0% of Adjusted Consolidated Net Tangible Assets, determined as of the date of the incurrence of such Indebtedness.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Disqualified Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion shall classify or reclassify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types (or to divide such Indebtedness between two or more of such types); provided that Indebtedness under the Senior Credit Agreement, if any, which is in existence on the date of the Indenture or following the issuance of the notes, and any renewals, extensions, substitutions, refundings, refinancings or replacements thereof, in an amount not in excess of the amount permitted to be incurred pursuant to clause (1) of paragraph (b) above, shall be deemed to have been incurred pursuant to clause (1) of paragraph (b) above rather than paragraph (a) above or any other clause of paragraph (b) above.

Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness.

Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the accretion or payment of dividends on any Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof as accrued shall be included as required in the calculation of the Consolidated Fixed Charge Coverage Ratio of the Company.

For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (x) the principal of such Indebtedness and (y) the amount that may be drawn under such letter of credit.

The amount of Indebtedness issued at a price less than the amount of the liability thereof shall be determined in accordance with GAAP.

Fluctuations in the termination value of Hedging Obligations shall not be deemed to be an incurrence of Indebtedness.

Restricted Payments

a)	The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

(A)	declare or pay any dividend on, or make any other payment or distribution to holders in respect of, any shares of the Company’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries), other than (i) dividends or distributions payable solely in shares of the Company’s Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock and (ii) dividends or distributions payable to the Company or any Restricted Subsidiary);

(B)	repurchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly (including, without limitation, in connection with any merger or consolidation involving the Company), the Capital Stock or options, warrants or other rights to acquire such Capital Stock of the Company or any direct or indirect parent of the Company;

(C)

make any payment on, or with respect to, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled interest or principal payment, sinking fund payment or maturity, any Subordinated Indebtedness, except (i) a payment of interest within three business days prior to or after the date when due or principal at the stated maturity thereof; (ii) in anticipation of satisfying a sinking-fund obligation, principal-installment payment or payment due at final maturity, in each case due within one year of the date of such obligation or payment; or (iii) intercompany Indebtedness permitted to be incurred pursuant to the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(D)	pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or any of its Restricted Subsidiaries or any Guarantor); or

(E)	make any Investment in any Person (other than any Permitted Investment);

(any of the foregoing actions described in clauses (A) through (E) above, other than any such action that is a Permitted Payment (as defined below), collectively, “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)	immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) under the provisions described under paragraph (a) of “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”; and

(3)	after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made since the date of the Indenture and all Designation Amounts does not exceed the sum of:

(a)	50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on April 1, 2012 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

(b)	the aggregate Net Cash Proceeds, or the Fair Market Value of property other than cash, received since the date of the Indenture by the Company (other than from any Restricted Subsidiary) either (i) as capital contributions in the form of common equity to the Company or (ii) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (2) or (3) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(c)	the aggregate Net Cash Proceeds received since the date of the Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from (i) the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid and (ii) any purchases, repurchases, redemptions or other acquisitions for value applied pursuant to clause (10) of paragraph (b) below);

(d)	the aggregate Net Cash Proceeds received since the date of the Indenture by the Company from the conversion or exchange, since the date of the Indenture, of debt securities or Disqualified Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Disqualified Stock were issued since the date of the Indenture, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Disqualified Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(e)	(i) in the case of the disposition or repayment of any Investment constituting a Restricted Payment (including any Investment in an Unrestricted Subsidiary) made since the date of the Indenture, an amount (to the extent not included in Consolidated Net Income) equal to the amount received with respect to such Investment, less the cost of the disposition of such Investment and net of taxes, and (ii) in the case of (A) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the terms of the Indenture (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment) or (B) any Unrestricted Subsidiary that is merged or consolidated with or into, or transfers or otherwise disposes all or substantially all of its properties or assets to or is liquidated into, the Company or a Restricted Subsidiary after the date of the Indenture, the Fair Market Value of the Company’s interest in such Unrestricted Subsidiary at the time of such redesignation, merger, consolidation, transfer, disposition or liquidation; and

(f)	any amount which previously qualified as a Restricted Payment on account of any guarantee entered into by the Company or any Restricted Subsidiary; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

b)	Notwithstanding the foregoing, and so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (2) through (11) being referred to as a “Permitted Payment”):

(1)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the Indenture;

(2)	the purchase, repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock shall be excluded from clause (3)(b) of paragraph (a) of this covenant;

(3)	the purchase, repurchase, redemption, defeasance, satisfaction and discharge, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock shall be excluded from clause (3)(b) of paragraph (a) of this covenant;

(4)	the purchase, repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Stock) through the substantially concurrent issuance of Permitted Refinancing Indebtedness;

(5)	any purchase, redemption, retirement, defeasance or other acquisition for value of any Subordinated Indebtedness pursuant to the provisions of such Subordinated Indebtedness upon a Change of Control or Asset Sale after the Company shall have complied with the provisions of the Indenture described under the caption “— Change of Control” or “— Certain Covenants — Asset Sales” and repurchased all notes validly tendered for payment in connection with the Change of Control Offer or Asset Sale Offer;

(6)	the repurchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company held by any current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees) pursuant to the terms of agreements (including employment agreements) or plans approved by the Company’s Board of Directors, including any such repurchase, redemption, acquisition or retirement of shares of such Capital Stock in connection with the exercise or vesting of (a) any equity compensation (including, without limitation, stock options, restricted stock and phantom stock) in order to satisfy any tax withholding obligation with respect to such exercise or vesting or (b) to the extent otherwise constituting a Restricted Payment, any rights under any cash and/or equity-settled stock appreciation agreement or plan of the Company or any Subsidiary; provided that the aggregate amount of such repurchases, redemptions, retirements and acquisitions pursuant to this clause (6) will not, in the aggregate, exceed $2.0 million per fiscal year;

(7)	loans made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors in an aggregate amount not to exceed $2.0 million outstanding at any one time, the proceeds of which are used solely (i) to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or (ii) to refinance loans, together with accrued interest thereon, made pursuant to item (i) of this clause (7);

(8)	the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations or conversion of convertible or exchangeable securities of debt or equity issued by the Company;

(9)	dividends on Disqualified Stock if such dividends are included in the calculation of Consolidated Interest Expense;

(10)	Restricted Payments in an amount not to exceed the Net Cash Proceeds (excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid) received since the date of the Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any warrants of the Company existing on the date of the Indenture; provided that the Net Cash Proceeds from the exercise of such warrants shall be excluded from clause (3)(c) of paragraph (a) of this covenant; and

(11)	Restricted Payments not exceeding $25.0 million in the aggregate since the date of the Indenture;

In determining whether any Restricted Payment is permitted by the foregoing covenant, the Company may allocate or re-allocate all or any portion of such Restricted Payment among clauses (1) through (11) of the preceding paragraph (b) or among such clauses and paragraph (a) of this covenant, including clauses (1), (2) and (3) thereof; provided that at the time of such allocation or re-allocation all such Restricted Payments or allocated portions thereof, and all prior Restricted Payments would be permitted under the various provisions of the foregoing covenant. The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment.

Transactions with Affiliates

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any Transaction (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) involving aggregate consideration paid to or by the Company and its Restricted Subsidiaries in excess of $2.0 million, unless such Transaction is entered into in good faith and in writing and

(1)	such Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable Transaction in arm’s-length dealings with a party that is not an Affiliate of the Company,

(2)	with respect to any Transaction involving aggregate consideration paid to or by the Company and the Restricted Subsidiaries in excess of $20.0 million,

(a)	the Company delivers an officers’ certificate to the Trustee certifying that such Transaction complies with clause (1) above, and

(b)	such Transaction has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or

(3)	with respect to any Transaction involving aggregate consideration paid to or by the Company and the Restricted Subsidiaries in excess of $50.0 million, the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of Transaction for which an opinion is required stating that the Transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

provided that this provision shall not apply to:

(i)	any employment, consulting, service, termination or director compensation agreement, arrangement or plan (or amendment with respect thereto), or reasonable and customary indemnification arrangements , entered into by the Company or any Restricted Subsidiary with officers and employees of the Company or any Subsidiary thereof and the payment of compensation to officers and employees of the Company or any Subsidiary thereof (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment is in the ordinary course of business or has been approved by the Board of Directors,

(ii)	the payment of reasonable directors’ fees, payments, the payments of other reasonable benefits and the provision of officers’ and directors’ indemnification and insurance to the extent permitted by law to persons who are officers and directors of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business and approved by the Board of Directors,

(iii)	loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business in an aggregate amount not to exceed $2.0 million outstanding at any one time,

(iv)	any Restricted Payment or Permitted Payment made in compliance with “— Restricted Payments” above, or any Permitted Investment,

(v)	any Transaction undertaken pursuant to any contracts in existence on the Issue Date (as in effect on the Issue Date) and any renewals, replacements or modifications of such contracts (pursuant to new transactions or otherwise) on terms not, taken as a whole, in the good-faith judgment of the Company, materially less favorable to the holders of the notes than those in effect on the Issue Date,

(vi)	in the case of contracts for drilling, exploring for, producing, marketing, selling, gathering, transporting, storing or otherwise handling or performing oilfield services relating to hydrocarbons, or leasing or renting office or storage space or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts that are entered into in the ordinary course of business and otherwise in compliance with the terms of the Indenture (i) on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties or (ii) if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm’s-length basis, as determined by the Board of Directors of the Company,

(vii)	any Transaction with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person,

(viii)	any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company to, or receipt of a capital contribution from, an Affiliate (or a Person that becomes an Affiliate) of the Company,

(ix)	any Transaction between the Company or any Restricted Subsidiary on the one hand and any Person deemed to be an Affiliate solely because one or more directors of such Person is also a director of the Company or a Restricted Subsidiary, on the other hand; provided that such director or directors abstain from voting as a director of the Company or the Restricted Subsidiary, as applicable, in connection with the approval of the Transaction, and

(x)	Transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of the Indenture; provided that in the reasonable determination of the members of the Board of Directors or senior management of the Company, such Transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable Transaction by the Company or such Restricted Subsidiary with an unrelated Person.

Liens

The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or incur, in order to secure any Indebtedness, any Lien of any kind, other than Permitted Liens, upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the date of the Indenture or acquired after the date of the Indenture, or assign or convey, in order to secure any Indebtedness, any right to receive any income or profits therefrom, unless the notes (or a Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the notes shall have with respect to such Subordinated Indebtedness) the Indebtedness secured by such Lien.

Notwithstanding the foregoing, any Lien securing the notes or a Guarantee granted pursuant to the immediately preceding paragraph shall be automatically and unconditionally released and discharged upon: (i) the release of all other Liens that require the grant of Liens to secure the notes or Guarantees pursuant to the preceding paragraph, (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, (iii) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien or (iv) with respect to any Lien securing a Guarantee, the release of such Guarantee in accordance with the Indenture.

Asset Sales

a)	The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets and property subject to such Asset Sale and (ii) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents. For the purposes of this provision, the following will be deemed to be cash:

(1)	Liquid Securities;

(2)	any liabilities, as shown on the Company’s or any Restricted Subsidiary’s most recent balance sheet, of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(3)	all other forms of consideration (except cash, Cash Equivalents and forms of consideration described in the foregoing clauses (1) and (2)) received for all Asset Sales since the date of the Indenture to the extent that the Fair Market Value of all such other forms of consideration does not exceed in the aggregate 10% of the Adjusted Consolidated Net Tangible Assets of the Company at the time each determination is made.

b)	During the 365 days after the receipt by the Company or a Restricted Subsidiary of Net Available Cash from an Asset Sale, such Net Available Cash may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Pari Passu Indebtedness of the Company or a Restricted Subsidiary), to:

(1)	repay (or cash-collateralize) Indebtedness of the Company under any Credit Facility (excluding (i) any Subordinated Indebtedness and (ii) any Indebtedness owed to the Company or an Affiliate of the Company);

(2)	reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or make capital expenditures in the Oil and Gas Business; or

(3)	purchase notes, or purchase or repay on a permanent basis other Indebtedness (excluding (i) any Subordinated Indebtedness and (ii) any notes or other Indebtedness owed to the Company or an Affiliate of the Company).

provided that the Company or the applicable Restricted Subsidiary will be deemed to have complied with clause (2) of this paragraph (b) with respect to an Asset Sale if, within 365 days after such Asset Sale, the Company or such Restricted Subsidiary shall have commenced and not completed or abandoned an expenditure or Investment, or a binding agreement with respect to an expenditure or Investment, in compliance with such clause (2), and that expenditure or Investment is substantially completed within one year and six months after the date of such Asset Sale. Pending the final application of any such Net Available Cash, the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest such Net Available Cash in any manner that is not prohibited by the Indenture.

c)	Any Net Available Cash from an Asset Sale not applied in accordance paragraph (b) above within 365 days from the date of such Asset Sale shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will be required to make an offer to purchase notes having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the “Prepayment Offer”) at a purchase price equal to 100% of the principal amount of such notes plus accrued and unpaid interest, if any, to the Asset Sale Purchase Date (as defined in paragraph (d) below) in accordance with the procedures (including prorating in the event of over subscription) set forth in the

Indenture, but, if the terms of any Pari Passu Indebtedness require that a Pari Passu Offer be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such Pari Passu Offer in accordance with the aggregate outstanding principal amounts of the notes and such Pari Passu Indebtedness, and the aggregate principal amount of notes for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of notes tendered by holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of the notes tendered and the Trustee will select the notes to be purchased in accordance with the Indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph (c) and provided that all holders of notes have been given the opportunity to tender their notes for purchase as described in paragraph (d) below in accordance with the Indenture, the Company and its Restricted Subsidiaries may use such remaining amount for purposes permitted by the Indenture and the amount of Excess Proceeds will be reset to zero.

d)	Within 30 days after the 365th day following the date of an Asset Sale, the Company shall, if it is obligated to make an offer to purchase the notes pursuant to paragraph (c) above, send a written Prepayment Offer notice, by first-class mail, to the holders of the notes (the “Prepayment Offer Notice”), with a copy to the Trustee, accompanied by such information regarding the Company and its Subsidiaries as the Company believes will enable such holders of the notes to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things:

(1)	that the Company is offering to purchase notes pursuant to the provisions of the Indenture;

(2)	that any Note (or any portion thereof) accepted for payment (and duly paid on the Asset Sale Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Asset Sale Purchase Date;

(3)	that any notes (or portions thereof) not properly tendered will continue to accrue interest;

(4)	the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the “Asset Sale Purchase Date”);

(5)	the amount of Excess Proceeds available to purchase notes;

(6)	a description of the procedure which holders of notes must follow in order to tender their notes and the procedures that holders of notes must follow in order to withdraw an election to tender their notes for payment; and

(7)	all other instructions and materials necessary to enable holders to tender notes pursuant to the Prepayment Offer.

e)	The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

Issuances of Guarantees by Restricted Subsidiaries

If, after the date of the Indenture, any Restricted Subsidiary of the Company (other than an Immaterial Subsidiary) that is not already a Guarantor guarantees any other Indebtedness of either of the Company or any Indebtedness of any Guarantor in excess of the De Minimis Guaranteed Amount, or any Domestic Subsidiary (other than an Immaterial Subsidiary), if not then a Guarantor, incurs any Indebtedness under any of the Credit Facilities, then in either case that Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the trustee within 30 days of the date on which it guaranteed or incurred such Indebtedness, as the case may be; provided, however, that the preceding shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph shall provide by its terms that it shall be automatically and unconditionally released at such time as such Guarantor ceases both (x) to guarantee any other Indebtedness of either of the Company and any Indebtedness of any other Guarantor (except as a result of payment under any such other guarantee) and (y) to be an obligor with respect to any Indebtedness under any Credit Facility.

Each Guarantee shall also be released in accordance with the provisions of the Indenture described under “— Guarantees.”

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

a)	The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to come into existence or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distribution on its Capital Stock to the Company or any other Restricted Subsidiary,

(2)	pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

(3)	make loans or advances to the Company or any other Restricted Subsidiary or

(4)	transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

b)	However, paragraph (a) above will not prohibit any encumbrance or restriction created, existing or becoming effective under or by reason of:

(1)	any agreement (including the Senior Credit Agreement) in effect on the date of the Indenture;

(2)	any agreement or instrument with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the date of the Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary that is becoming a Restricted Subsidiary;

(3)	any agreement or instrument governing any Acquired Debt or other agreement of any entity or related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiaries, so long as such encumbrance or restriction (i) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (ii) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets or subsidiaries of the Person, so acquired, so long as the agreement containing such restriction does not violate any other provision of the Indenture; provided that such Acquired Debt was permitted by the terms of the Indenture to be incurred;

(4)	any applicable law or any requirement of any regulatory body;

(5)	the security documents evidencing any Liens securing obligations or Indebtedness or agreements relating to Capital Lease Obligations (provided that such Liens are otherwise permitted to be incurred under the provisions of the covenant described above under the caption “— Certain Covenants — Liens”) that limit the right of the debtor or lessee to dispose of the assets subject to such Liens;

(6)	provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, or restrictions in licenses relating to the property covered thereby, or other encumbrances or restrictions in agreements or instruments relating to specific assets or property that restrict generally the transfers of such assets or property; provided that such encumbrances or restrictions do not materially impact the ability of the Company to permit payments on the notes when due as required by the terms of the Indenture;

(7)	asset sale agreements with respect to asset sales permitted to be made under the provisions of the covenant described above under the caption “— Certain Covenants — Asset Sales” that limit the transfer of such assets pending the closing of such sale;

(8)	provisions limiting the disposition, leasing, subleasing or distribution of assets or property in shareholders’, partnership, joint venture and similar agreements entered into in the ordinary course of business; provided that such encumbrances or restrictions do not apply to any Restricted Subsidiaries other than the applicable company, partnership, joint venture or other entity; and provided further that such encumbrances and restrictions do not materially impact the ability of the Company to permit payments on the notes when due as required by the terms of the Indenture;

(9)	cash or other deposits, or net worth requirements or similar requirements, imposed by suppliers, landlords or customers, or required by insurance, surety or bonding companies, under contracts entered into in the ordinary course of business;

(10)	any other Credit Facility governing Indebtedness of the Company or any Guarantor, permitted to be incurred under the provisions of the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”; provided that such encumbrances and restrictions are not (in the view of the Board of Directors of the Company as expressed in a board resolution thereof) materially more restrictive, taken as a whole, than those contained in the Senior Credit Agreement as in effect on the date of the Indenture;

(11)	restrictions of the nature described in clause (4) of the preceding paragraph (a) by reason of customary non-assignment provisions in operational contracts, agreements, licenses and leases entered into in the ordinary course of business;

(12)	purchase money obligations for property that impose restrictions on that property of the nature described in clause (4) of the preceding paragraph;

(13)	encumbrances or restrictions contained in agreements entered into in connection with Hedging Obligations; and

(14)	any agreement, amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (13), or in this clause (14); provided that, in the view of the Board of Directors of the Company, the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect taken as a whole than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

c)	Nothing contained in this covenant shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens in compliance with the covenant described under the caption “— Certain Covenants — Liens” or (ii) restricting the sale or other disposition of property or assets of the Company or any Restricted Subsidiary that secure Indebtedness of the Company or any Restricted Subsidiary incurred in accordance with the covenants described in “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” and “— Certain Covenants — Liens.”

Sale Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale Leaseback Transaction; provided, that the Company or any of its Restricted Subsidiaries may enter into a Sale Leaseback Transaction if:

(1)	the Company or such Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale Leaseback Transaction pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in paragraph (a) of the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(2)	the gross cash proceeds of such Sale Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of such Sale Leaseback Transaction; and

(3)	the transfer of assets in such Sale Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in the same manner and to the same extent as Net Available Cash and Excess Proceeds from an Asset Sale in compliance with, the covenant described above under the caption “— Certain Covenants — Asset Sales.”

Unrestricted Subsidiaries

The Board of Directors of the Company may designate after the Issue Date any Subsidiary as an Unrestricted Subsidiary under the Indenture (a “Designation”) only if:

a)	no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

b)	(x) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to paragraph (a) of “— Certain Covenants — Restricted Payments” above in an amount (the “Designation Amount”) equal to the greater of (1) the net book value of the Company’s interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company’s interest in such Subsidiary as determined in good faith by the Company’s Board of Directors, or (y) the Designation Amount is less than $1,000;

c)	such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

d)	such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness; provided that an Unrestricted Subsidiary may provide a Guarantee for the notes; and

e)	such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

In the event of any such Designation, the Company shall be deemed, for all purposes of the Indenture, to have made an Investment equal to the Designation Amount that constitutes a Restricted Payment pursuant to the covenant “— Certain Covenants — Restricted Payments.”

The Indenture also provides that the Company shall not and shall not cause or permit any Restricted Subsidiary to at any time:

a)	provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or enter into or become a party to any agreement, contract, arrangement or understanding with any Unrestricted Subsidiary, the terms of which, together with the terms of all other agreements, contracts, arrangements and understandings with such Unrestricted Subsidiary, taken as a whole, in the good-faith judgment of the Board of Directors, are less favorable to the Company and its Restricted Subsidiaries than those that would be available in a comparable transaction in arm’s-length dealings with a party that is not an Affiliate of the Company; provided that this covenant shall not be deemed to prevent Permitted Investments in Unrestricted Subsidiaries that are otherwise allowed under the Indenture, or

b)	be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary.

The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

a)	no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

b)	all Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

c)	such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Debt), unless immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock.”

All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions of this covenant.

Payments for Consent

The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid or is paid to all holders of notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Lines of Business

Neither the Company nor any of its Restricted Subsidiaries will directly or indirectly engage in any line or lines of business activity other than that which is an Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Reports

The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, the Company will file with the Commission and furnish to the Trustee and the holders of notes all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K, within the time periods applicable to such filings for companies required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and, with respect to the annual consolidated financial statements only, a report thereon by the Company’s independent auditors.

The Company will be deemed to have furnished such reports to the Trustee and the holders of the notes if it has filed such reports with the Commission using the EDGAR filing system and such reports are publicly available.

The Company has agreed that, for so long as any of the notes remain outstanding and constitute “restricted securities” under Rule 144, it will furnish to the holders of the notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Consolidation, Merger and Sale of Assets

The Company will not, in any Transaction, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons, unless at the time and after giving effect thereto:

(1)	either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation, limited liability company or limited partnership (provided that in the event the Surviving Entity is a limited partnership, then a Subsidiary of the Surviving Entity that is a corporation or limited liability company shall execute a supplemental indenture pursuant to which it shall become a co-obligor of the Surviving Entity’s obligations under the notes and the Indenture) duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture, and the notes and the Indenture will remain in full force and effect as so supplemented (and any Guarantees will be confirmed as applying to such Surviving Entity’s obligations);

(2)	except in the case of a merger of the Company with or into a Guarantor, immediately before, and immediately after giving, on a pro forma basis, effect to, such transaction (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(3)	except in the case of a merger of the Company with or into a Guarantor, immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), either (i) the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could on the first day following such four-quarter period incur $1.00 of additional Indebtedness (other than Permitted Debt) under the provisions of “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock” or (ii) the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction;

(4)	at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the notes;

(5)	at the time of the transaction, if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of “— Certain Covenants — Liens” are complied with; and

(6)	at the time of the transaction, the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture.

Except as provided under the third paragraph under “Guarantees,” no Guarantor will, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, (x) consolidate with or merge with or into any other Person (other than the Company or another Guarantor) or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Company or another Guarantor) or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, in the case of clause (y) would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of that Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or another Guarantor), unless at the time and after giving effect thereto:

(1)	one of the following is true: (i) the Guarantor or the Company will be the continuing Person in the case of a consolidation or merger involving the Guarantor; (ii) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Guarantor Entity”) will be a corporation, limited liability company, limited liability partnership, partnership, trust or other entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the notes and the Indenture, and such Guarantee and the Indenture will remain in full force and effect; or (iii) the Transaction, at the time thereof, is effected in compliance with the covenant described under “— Certain Covenants — Asset Sales,” to the extent applicable thereto;

(2)	immediately before, and immediately after giving, on a pro forma basis, effect to, such transaction, no Default or Event of Default will have occurred and be continuing; and

(3)	at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture;

provided that this paragraph shall not apply to any Guarantor whose Guarantee of the notes is unconditionally released and discharged in accordance with the Indenture.

In the event of any transaction (other than a lease) described in and complying with the conditions listed in the two immediately preceding paragraphs in which the Company or any Guarantor, as the case may be, is not the continuing Person, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or any Guarantor, as the case may be, shall be discharged (other than in a transaction that results in the transfer of assets constituting or accounting for less than 95% of the Consolidated assets (as of the last balance sheet date available to the Company) of the Company or the Consolidated revenue of the Company (as of the last 12-month period for which financial statements are available)) from all obligations and covenants under the Indenture and the notes or its Guarantee, as the case may be.

Notwithstanding the foregoing, the Company or any Guarantor may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company or Guarantor in another jurisdiction to realize tax or other benefits.

An assumption of the Company’s obligations under the notes and the Indenture by such successor Person, the addition of a co-obligor under the notes and the Indenture or an assumption of a Guarantor’s obligations under its Guarantee by such successor Person might be deemed for United States federal income tax purposes to be an exchange of the notes for new notes by the beneficial owners thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to such beneficial owners. Beneficial owners of the notes should consult their own tax advisors regarding the tax consequences of any such assumption or addition of a co-obligor under the notes.

When a successor Person assumes all of the Company’s or a Restricted Subsidiary’s obligations under the Indenture, the predecessor Company or Restricted Subsidiary (if it separately survives such Transaction) will be discharged from those obligations.

Events of Default

An Event of Default will occur under the Indenture if:

(1)	there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

(2)	there shall be a default in the payment of the principal of (or premium, if any, on) any Note (at its Maturity, upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

(3)	there shall be a default in the performance or breach of the provisions described in “— Consolidation, Merger and Sale of Assets,” the Company shall have failed to make or consummate a Prepayment Offer in accordance with the provisions of “— Certain Covenants — Asset Sales,” or the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of “— Change of Control”;

(4)	there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or (3) above) and such default or breach shall continue for a period of 60 days (or 180 days in relation to the covenant described under “— Certain Covenants — Reports”) after written notice has been given, by certified mail, (i) to the Company by the Trustee or (ii) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes;

(5)	(a) any default in the payment of the principal, premium, if any, or interest on any Indebtedness other than the notes shall have occurred under any of the agreements, Indentures or instruments under which the Company, any Guarantor or any other Significant Subsidiary then has outstanding Indebtedness in excess of $25.0 million when the same shall become due and payable in full and such default shall have continued after the giving of any applicable notice and the expiration of any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (b) an event of default as defined in any of the agreements, Indentures or instruments described in clause (a) of this clause (5) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

(6)	any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

(7)	one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $25.0 million (excluding amounts covered by enforceable insurance policies issued by solvent insurance carriers), either individually or in the aggregate, shall be rendered against the Company, any Guarantor or any other Significant Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding in accordance with applicable law upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect; or

(8)	the occurrence of certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Company or any Significant Subsidiary.

If an Event of Default (other than as specified in clause (8) of the prior paragraph ) shall occur and be continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare all unpaid principal of, premium, if any, and accrued interest on all notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (8) of the prior paragraph occurs and is continuing, then all the notes shall ipso facto become due and payable immediately in an amount equal to the principal amount of the notes, together with accrued and unpaid interest, if any, to the date the notes become due and payable, without any declaration or other act on the part of the Trustee or any holder of notes. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of notes by appropriate judicial proceedings.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

a)	the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all notes then outstanding, (3) the principal of, and premium, if any, on any notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the notes;

b)	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

c)	all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

The holders of not less than a majority in aggregate principal amount of the notes outstanding may on behalf of the holders of all outstanding notes waive any past default or Event of Default under the Indenture and its consequences, except a default or Event of Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each holder of notes affected) or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note affected by such modification or amendment.

If an Event of Default specified in clause (5) above shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default shall have been repaid or (ii) if the default relating to such Indebtedness is waived or cured and if such Indebtedness shall have been accelerated, the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness.

No holder of any of the notes has any right to institute any proceedings with respect to the Indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request, and offered satisfactory indemnity to, the Trustee to institute such proceeding as Trustee under the notes and the Indenture, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding notes. Such limitations do not, however, apply to a suit instituted by a holder of a note for the enforcement of the payment of the principal of, premium, if any, or interest on such note on or after the respective due dates expressed in such note.

The Company is required to notify the Trustee promptly after it becomes aware of the occurrence and continuance of any Default. The Company is required to deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year, a written certificate as to compliance with the Indenture, including whether or not any Default has occurred. The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.

No Personal Liability of Directors, Officers, Employees, Limited Partners and Stockholders

No director, officer, employee, member, limited partner or stockholder of the Company or any Restricted Subsidiary, as such, will have any liability for any obligations of the Company or the Restricted Subsidiaries under the notes, the Indenture or the Guarantees to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Defeasance or Covenant Defeasance of Indenture

The Company may, at its option and at any time, elect to have the obligations of the Company, any Guarantor and any other obligor upon the notes and the Guarantees discharged with respect to the outstanding notes (“defeasance”). Such defeasance means that the Company, any such Guarantor and any other obligor under the Indenture and the Guarantees shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes and the Guarantees, except for

(1)	the rights of holders of such outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes from Funds in Trust (as defined below) when such payments are due,

(2)	the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and

(4)	the defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture (“covenant defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either defeasance or covenant defeasance,

a)	the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes cash in United States dollars, U.S. Government Obligations, or a combination thereof (“Funds in Trust”), in such amounts as, in the aggregate, will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding notes on the Stated Maturity (or the applicable redemption date, if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding notes on such redemption date);

b)	in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders and beneficial owners of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

c)	in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders and beneficial owners of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

d)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (8) under the first paragraph under “— Events of Default” is concerned, at any time during the period ending on the 91st day after the date of deposit;

e)	such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which it is bound;

f)	such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

g)	the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditor of the Company or others;

h)	the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

i)	no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

j)	the Company shall have delivered to the Trustee an officers’ certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes as expressly provided for in the Indenture) as to all outstanding notes under the Indenture when:

a)	either

(1)	all such notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid or notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation, or

(2)	all notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

b)	the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars, U.S. Government Obligations, or a combination thereof, sufficient to pay and discharge the entire indebtedness on the notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;

c)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

d)	the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company and any Guarantor; and

e)	the Company has delivered to the Trustee an officers’ certificate and an opinion of independent counsel each stating that (1) all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with and (2) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Subsidiary is a party or by which the Company, any Guarantor or any Subsidiary is bound.

Amendments and Waivers

Modifications, waivers and amendments of the Indenture may be made by the Company, each Guarantor, if any, any other obligor under the notes, and the Trustee with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes); provided that no such modification, waiver or amendment may, without the consent of the holder of each outstanding Note affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

(2)	amend, change or modify, (a) after the obligation of the Company to make a Prepayment Offer with respect to an Asset Sale has arisen, in accordance with “— Certain Covenants — Asset Sales,” the obligation of the Company to make such Prepayment Offer or (b) the obligation of the Company, after the occurrence of a Change of Control, to make a Prepayment Offer in accordance with “— Change of Control”;

(3)	reduce the percentage in principal amount of such outstanding notes, the consent of whose holders is required for any such amendment or supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture;

(4)	modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such note affected thereby;

(5)	voluntarily release, other than in accordance with the Indenture, the Guarantee of any Guarantor; or

(6)	amend or modify any of the provisions of the Indenture in any manner which subordinates the notes issued thereunder in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing any such Guarantee.

Notwithstanding the foregoing, without the consent of any holders of the notes, the Company, any Guarantor, any other obligor under the notes and the Trustee may modify, supplement or amend the Indenture:

(1)	to evidence the succession of another Person to the Company, a Guarantor, or any other obligor under the notes, and the assumption by any such successor of the covenants of the Company, such Guarantor or such obligor in the Indenture and in the notes and in any Guarantee in accordance with “— Consolidation, Merger and Sale of Assets”;

(2)	to add to the covenants of the Company, any Guarantor or any other obligor under the notes for the benefit of the holders of the notes, to add Events of Default or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor under the notes, as applicable, in the Indenture, in the notes or in any Guarantee;

(3)	to cure any ambiguity, omission or inconsistency;

(4)	to make any provision with respect to matters or questions arising under the Indenture, the notes or any Guarantee; provided that such provisions shall not adversely affect the interest of the holders of the notes in any material respect;

(5)	to add a Guarantor or additional obligor under the Indenture or permit any Person to guarantee the notes and/or obligations under the Indenture;

(6)	to release a Guarantor as provided in the Indenture;

(7)	to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture;

(8)	to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the notes as additional security for the payment and performance of the Company’s and any Guarantor’s obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to or for the benefit of the Trustee pursuant to the Indenture or otherwise;

(9)	to provide for the issuance of Additional Notes under the Indenture in accordance with the limitations set forth in the Indenture;

(10)	to comply with the rules of any applicable securities depositary;

(11)	to provide for uncertificated notes in addition to or in place of certificated notes;

(12)	to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

(13)	to conform the text of the Indenture, the notes or the Guarantees to any provision of this “Description of Notes” to the extent that such text was intended to be a substantially verbatim recitation of the text of this “Description of Notes.”

Transfer and Exchange

A holder of notes may transfer or new notes in accordance with the Indenture. The Registrar and the Trustee may require a holder of notes, among other things, to furnish appropriate endorsements and transfer document and the Company may require a holder of notes to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

The registered holder of a note will be treated as the owner of it for all purposes.

Governing Law

The Indenture, the notes and any Guarantee are governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

U.S. Bank National Association, the Trustee under the Indenture, will be the initial paying agent and registrar for the notes.

The Indenture contains certain limitations provided in the Trust Indenture Act on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Company or any Guarantor; provided that if it acquires any conflicting interest as defined in Trust Indenture Act it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee as provided in the Trust Indenture Act and the Indenture.

The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions and the rights of the Trustee. The Indenture provides that if an Event of Default occurs (which has not been cured or waived), the Trustee will be required, in the exercise of its rights and powers vested in it by the Indenture, to use the degree of care in their exercise of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holder of notes unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

Except as set forth below, the notes will be issued in registered, global form. The notes initially will be represented by one or more permanent global notes in registered form without interest coupons (collectively, the “Global Notes”).

The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.”

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Global Notes

The following description of DTC, Euroclear and Clearstream, Luxembourg is based on our understanding of their current operations and procedures. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.

Upon the issuance of the global notes, DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global notes to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in a global note will be limited to its participants or persons who hold interests through its participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

As long as DTC, or its respective nominee, is the registered holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the notes represented by such global notes for all purposes under the indentures and the notes. Unless DTC notifies us that it is unwilling or unable to continue as depositary for such global note or ceases to be a “clearing agency” registered under the Exchange Act or an event of default has occurred and is continuing with respect to such note, owners of beneficial interests in such global note will not be entitled to have any portions of such global note registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the owners or holders of such global note (or any notes represented thereby) under the indentures or the notes. In addition, no beneficial owners of an interest in a global note will be able to transfer that interest except in accordance with DTC’s and/or Euroclear’s and Clearstream, Luxembourg’s applicable procedures (in addition to those under the indenture).

Payments of the principal of and interest on global notes will be made to DTC or its nominee as the registered owner thereof. Neither we, the trustee, DTC, nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note representing any notes held by it or its nominee, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note for such notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.

Because DTC, Euroclear and Clearstream, Luxembourg can only act on behalf of their respective participants, who in turn act on behalf of indirect participants and certain banks, the ability of a holder of a beneficial interest in global notes to pledge such interest to persons or entities that do not participate in the DTC, Euroclear or Clearstream, Luxembourg systems, or otherwise take actions in respect of such interest may be limited by the lack of a definitive certificate for such interest. The laws of some countries and some U.S. states require that certain persons take physical delivery of securities in certificated form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited. Because DTC, Euroclear and Clearstream, Luxembourg can act only on behalf of participants, which in turn, act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a global note to pledge such interest to persons or entities that do not participate in the DTC system or in Euroclear and Clearstream, Luxembourg, as the case may be, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

Except for trades involving only Euroclear and Clearstream, Luxembourg participants, interests in the global notes will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers of interests in global notes between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers of interests in global notes between participants in Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described above, cross-market transfers of beneficial interests in global notes between DTC participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

DTC, Euroclear and Clearstream, Luxembourg have advised us that they will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account with DTC or Euroclear or Clearstream, Luxembourg, as the case may be, interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC, Euroclear and Clearstream, Luxembourg reserve the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to their respective participants.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve system, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC, Euroclear and Clearstream, Luxembourg currently follow the foregoing procedures to facilitate transfers of interests in global notes among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to do so, and such procedures may be discontinued or modified at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

If any depositary is at any time unwilling or unable to continue as a depositary for notes for the reasons set forth above under “—Global Notes,” the Issuer will issue certificates for such notes in definitive, fully registered, non-global form without interest coupons in exchange for the applicable global notes. Certificates for notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by DTC or Euroclear, Clearstream, Luxembourg (in accordance with their customary procedures).

The holder of a non-global note may transfer such note, subject to compliance with the provisions of the applicable legend, by surrendering it at the office or agency maintained by us for such purpose in The City and State of New York or in London, England, which initially will be the offices of the applicable trustee in such locations. Upon the transfer, change or replacement of any note bearing a legend, or upon specific request for removal of a legend on a note, we will deliver only notes that bear such legend, or will refuse to remove such legend, as the case may be, unless there is delivered to us such satisfactory evidence, which may include an opinion of counsel, as may reasonably be required by us that neither such legend nor any restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. Before any note in non-global form may be transferred to a person who takes delivery in the form of an interest in any global note, the transferor will be required to provide the applicable trustee with a Restricted Global Note Certificate or a Regulation S Global Note Certificate, as the case may be. Upon transfer or partial redemption of any note, new certificates may be obtained from the trustee.

Notwithstanding any statement herein, we and the trustee reserve the right to impose such transfer, certification, exchange or other requirements, and to require such restrictive legends on certificates evidencing notes, as they may determine are necessary to ensure compliance with the securities laws of the United States and any State therein and any other applicable laws or as DTC, Euroclear or Clearstream, Luxembourg may require.

Same Day Settlement and Payment

The Company will make payments in respect of the notes represented by the Global Notes, including principal, premium, if any, and interest, if any, by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, premium, if any, and interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

“Acquired Debt” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, regardless of whether incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Additional Assets” means (i) any assets or property (other than cash, Cash Equivalents or securities) used in the Oil and Gas Business or any business ancillary thereto, (ii) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary, (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary or (iv) Permitted Business Investments.

“Additional Interest” has the meaning set forth in the registration rights agreement. Unless the context indicates otherwise, all references to “interest” in this Description of Notes shall be deemed to include any Additional Interest then owing.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination:

(i)	the sum of

a)	discounted future net revenues from proved oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with (and deducting estimated production and development costs as required by) Commission guidelines before any state, federal or foreign income taxes, as estimated by the Company and confirmed by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, as increased by, as of the date of determination, the estimated discounted future net revenues from

(1)	estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries acquired since the date of such year-end reserve report, and

(2)	estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date such year-end reserve report due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, and decreased by, as of the date of determination, the discounted future net revenues attributable to:

(3)	estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such year-end reserve report, and

(4)	Reductions in estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of proved oil and natural gas reserves since the date of such year-end reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions;

in the case of the preceding clauses (1) through (4), calculated (x) on a pre-tax basis and (y) in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report) and estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose,

b)	the capitalized costs that are attributable to Oil and Gas Properties of the Company and its Restricted Subsidiaries to which no proved oil and natural gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements,

c)	the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and

d)	the greater of

(1)	the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and

(2)	the appraised value, as estimated by independent appraisers,

of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company’s latest audited financial statements, minus (ii) the sum of

a)	minority interests,

b)	to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any net gas balancing liabilities of the Company and its Restricted Subsidiaries as estimated as of the date of the Company’s latest annual or quarterly financial statements,

c)	to the extent included in clause (i)(a) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto), and

d)	the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar- Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the full cost method to the successful efforts method or another method of accounting, Adjusted Consolidated Net Tangible Assets will continue to be calculated as if the Company were still using the full cost method of accounting.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1)	1.0% of the principal amount of such Note; and

(2)	the excess, if any, of:

a)	the present value at such redemption date of (i) the redemption price of such Note at May 1, 2016 (such redemption price being set forth in the table appearing above) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note through May 1, 2016, computed using a discount rate equal to the Treasury Rate as of such redemption plus 50 basis points; over

b)	the principal amount of such Note.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “— Change of Control” and/or the provisions described above under the caption “— Consolidation, Merger and Sale of Assets” and not by the provisions of the Asset Sale covenant; or

(2)	the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries.

For the purposes of this definition, the term Asset Sale shall not include:

(A)	any transfer of properties and assets that is governed by the provisions described under “— Consolidation, Merger and Sale of Assets”

(B)	any transfer of properties and assets that is by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any other Restricted Subsidiary in accordance with the terms of the Indenture,

(C)	any transfer of properties, assets and rights that would be (i) a Restricted Payment that would be permitted to be made as a Restricted Payment, or (ii) a Permitted Investment,

(D)	the disposition of Cash Equivalents, inventory, accounts receivable, surplus, damaged, worn-out or obsolete equipment or other similar property (excluding the disposition of oil and natural gas in place and other interests in real property unless made in connection with a Permitted Business Investment),

(E)	the abandonment, assignment, lease, sublease or farm-out of oil and natural gas properties, or the forfeiture or other disposition of such properties, pursuant to operating agreements or other instruments or agreements that, in each case, are entered into in a manner that is customary in the Oil and Gas Business,

(F)	the disposition of Property received in settlement of debts owing to such Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person,

(G)	any Production Payments and Reserve Sales, provided that any such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary), shall have been created, incurred, issued, assumed or guaranteed in connection with the acquisition or financing of, and within 90 days after the acquisition of, the Property that is subject thereto,

(H)	the licensing or sublicensing of intellectual property or other general intangibles to the extent that such license does not prohibit the licensor from using the intellectual property and licenses, leases or subleases of other property,

(I)	the creation or incurrence of any Lien,

(J)	the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

(K)	any transfer of properties (in any Transaction) the Fair Market Value of which in the aggregate does not exceed $10.0 million,

(L)	the sale or other disposition (whether or not in the ordinary course of business) of Oil and Gas Properties; provided that, at the time of such sale or other disposition, such properties do not have attributed to them any proved reserves,

(M)	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary,

(N)	the sale or transfer of hydrocarbons or other mineral products, equipment, facilities or other properties or assets, in each case in the ordinary course of business in a manner customary in the Oil and Gas Business,

(O)	an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary,

(P)	the granting of royalty interests or other interests in Oil and Gas Properties to employees, consultants (or directors) in accordance compensation agreements approved by the Board of Directors, and

(Q)	any Asset Swap.

“Asset Swap” means any purchase and sale or exchange occurring within 90 days of each other) of any assets or properties used or useful in the Oil and Gas Business between the Company or any of its Restricted Subsidiaries and another Person; provided that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with the provisions described above under the caption “— Certain Covenants — Asset Sales” if then in effect.

“Attributable Indebtedness” in respect of a Sale Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Board of Directors” means:

(A)	with respect to a corporation, the board of directors of such corporation or any committee thereof duly authorized to act on behalf of such board;

(B)	with respect to a partnership, the board of directors or other governing body of the general partner of the partnership;

(C)	with respect to a limited liability company, the board of directors or other governing body, and in the absence of the same the manager or board of managers or managing member or members or any controlling committee thereof; and

(D)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

“Capital Stock” of any Person means any and all shares, units, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the date of the Indenture, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the overall profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any warrants, options or other rights (other than debt securities convertible into Capital Stock) exchangeable for or convertible into such Capital Stock.

“Cash Equivalents” means

(1)	any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof,

(2)	deposits, time deposit accounts, certificates of deposit, money market deposits or acceptances of any financial institution having capital and surplus in excess of $500 million that is a member of the Federal Reserve System and whose senior unsecured debt either (a) is rated at least “A-1” by S&P and at least “P-1” by Moody’s, or (b) has a Thompson Bank Watch Rating of “B” or better,

(3)	commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated in one of the two highest ratings categories by S&P and Moody’s,

(4)	repurchase agreements and reverse repurchase agreements relating to Indebtedness of a type described in clause (1) above that are entered into with a financial institution described in clause (2) above and mature within 365 days from the date of acquisition,

(5)	securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or S&P and having maturities of not more than 365 days from the date of acquisition; and

(6)	money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (5).

“Change of Control” means the occurrence of any of the following events:

(1)	the Company becomes aware that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company (measured by voting power rather than the number of shares);

(2)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office;

(3)	the Company consolidates with or merges with or into any Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any such Person, or any such Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where

(A)	the outstanding Voting Stock of the Company is changed into or exchanged for (1) Voting Stock of the surviving Person which is not Disqualified Stock or (2) cash, securities and other property (other than Capital Stock of the surviving Person) in an amount which could be paid by the Company as a Restricted Payment as described under “— Certain Covenants — Restricted Payments” (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under “— Certain Covenants — Restricted Payments”) and

(B)	immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the surviving Person; or

(4)	the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under “— Consolidation, Merger and Sale of Assets.”

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act and the Exchange Act, then the body performing such duties at such time.

“Company” means Resolute Energy Corporation, a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter Company shall mean such successor Person.

“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of

(a)	without duplication, the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all non-cash items increasing Consolidated Net Income for such period and less all cash payments during such period relating to non-cash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to

(b)	without duplication, Consolidated Interest Expense for such period,

in each case after giving pro-forma effect (as calculated in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision) to, without duplication,

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, as if they had occurred on the first day of the four-quarter reference period;

(2)	the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

(3)	the incurrence, repayment or retirement of any other Indebtedness by the specified Person or any of its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(4)	in the case of Acquired Debt or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

(5)	any acquisition or disposition by the Person or any of its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

provided that

(1)

in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and

(B) which was not outstanding for any part of the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate, and

(2)	in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise or other taxes accounted for as income taxes in accordance with GAAP) of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of

a)	the interest expense, less interest income, of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation,

(1)	amortization of debt discount (excluding amortization of capitalized debt issuance costs),

(2)	the net cash costs associated with Interest Rate Agreements (including amortization of discounts),

(3)	the interest portion of any deferred payment obligation,

(4)	all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing, and

(5)	accrued interest, plus

b)	(1) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period, and

(2)	all capitalized interest of such Person and its Restricted Subsidiaries plus

c)	the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under any other clause hereof, whether or not paid by such Person or its Restricted Subsidiaries, plus

d)	dividend payments of such Person with respect to Disqualified Stock and of any Restricted Subsidiary with respect to Preferred Stock (except, in either case, dividends payable solely in shares of Qualified Capital Stock of such Person).

“Consolidated Net Income (Loss)” of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(1)	all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),

(2)	the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

(3)	any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(4)	gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of the Oil and Gas Business (excluding, without limitation, from the calculation of Consolidated Net Income (Loss) dispositions pursuant to Sale and Leaseback Transactions),

(5)	the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

(6)	any write-downs of non-current assets and Oil and Gas Properties, provided that any ceiling limitation write-downs under Commission guidelines shall be treated as capitalized costs, as if such write-downs had not occurred,

(7)	any cumulative effect of a change in accounting principles,

(8)	any unrealized non-cash gains or losses on charges in respect of Hedging Obligations, including those resulting from the application of Financial Accounting Standards Board Accounting Standards Codification 815,

(9)	any non-cash compensation charge arising from the grant of or issuance of stock, stock options or other equity-based awards, and

(10)	all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness.

“Consolidated Net Worth” of any Person means, at any time, for such Person and its Restricted Subsidiaries on a consolidated basis, an amount equal to (a) the consolidated assets of the Person and its Restricted Subsidiaries minus (b) the consolidated liabilities of the Person and its Restricted Subsidiaries at that time.

“Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, depletion, amortization and exploration expense and other non-cash charges of such Person and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge (other than a charge for future obligations with respect to the abandonment or retirement of assets) that requires an accrual or reserve for cash charges for any future period).

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries (or Restricted Subsidiaries, as applicable) if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.

“Credit Facility” means one or more debt facilities (including, without limitation, the Senior Credit Agreement), commercial paper facilities or other debt instruments, notes, indentures or agreements, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables or other financial assets to such lenders or to special purpose entities formed to borrow from such lenders against such receivables or other financial assets), letters of credit, debt securities or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced from time to time in whole or in part from time to time, including, without limitation, any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders). For the avoidance of doubt, Credit Facility shall not include the notes.

“De Minimis Guaranteed Amount” means a principal amount of Indebtedness that does not exceed $5.0 million.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than as a shareholder or employee of the Company) in or with respect to such transaction or series of related transactions.

“Disqualified Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of or sale of assets by the Company in circumstances where the holders of the notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

“Dollar-Denominated Production Payment” means a production payment required to be recorded as a liability in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Equity Offering” means a public offering or private placement of Capital Stock (other than Disqualified Stock) of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value of an asset or property in excess of $20.0 million shall be determined by the Board of Directors of the Company acting in good faith, in which event it shall be evidenced by a resolution of the Board of Directors, and any lesser Fair Market Value shall be determined by an officer of the Company acting in good faith.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that (x) is not organized under the laws of the United States of America or any State thereof or the District of Columbia, or (y) was organized under the laws of the United States of America or any State thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (x) above and in each case is not a guarantor of Indebtedness under a Credit Facility.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect (i) with respect to periodic reporting requirements, from time to time, and (ii) otherwise, on the Issue Date.

“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement, made primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(1)	to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(2)	to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services,

(3)	to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(4)	to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or

(5)	otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantor” means any Subsidiary which is a guarantor of the notes, including any Person that is required after the date of the Indenture to execute a guarantee of the notes pursuant to the “Issuances of Guarantees by Restricted Subsidiaries” covenant until a successor replaces such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any (i) Interest Rate Agreement, (ii) Oil and Gas Hedging Contract and (iii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices and not entered into for speculative purposes.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Immaterial Subsidiary” means any Subsidiary of the Company that both (a) does not guarantee Indebtedness of the Company under a Credit Facility, and (b) has a Consolidated Net Worth of less than $1.0 million as of the latest internally available quarterly balance sheet of the Company.

“Indebtedness” means, with respect to any Person, without duplication,

(1)	all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any Trade Accounts Payable and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

(2)	all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(3)	all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding Trade Accounts Payable and other accrued current liabilities arising in the ordinary course of business,

(4)	all Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the net termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time),

(5)	all Capital Lease Obligations of such Person,

(6)	the Attributable Indebtedness related to any Sale Leaseback Transaction,

(7)	all Indebtedness referred to in clauses (1) through (6) above of other Persons, to the extent the payment of such Indebtedness is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(8)	all Guaranteed Debt of such Person,

(9)	all Disqualified Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

(10)	Preferred Stock of any Restricted Subsidiary of the Company or any Guarantor, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and

(11)	any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (1) through (10) above.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

Production Payments shall not be deemed to be Indebtedness.

Notwithstanding the foregoing, Indebtedness shall not include any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash, U.S. government obligations and other Cash Equivalents (sufficient to satisfy all obligations relating thereto at maturity or redemption, as applicable) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness, in accordance with the terms of the instruments governing such indebtedness.

“Indenture Obligations” means the obligations of the Company and any other obligor under the Indenture or under the notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the notes, according to the respective terms thereof.

“Interest Rate Agreements” means any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates and is not for speculative purposes.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investment” shall exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company’s or any Restricted Subsidiary’s balance sheet, endorsements for collection or deposit arising in the ordinary course of business and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in clause (a) of “— Certain Covenants — Restricted Payments.”

“Investment Grade Rating” means BBB- or above, in the case of S&P (or its equivalent under any successor rating categories of S&P), Baa3 or above, in the case of Moody’s (or its equivalent under any successor rating categories of Moody’s) and the equivalent in respect of the rating categories of any Rating Agency substituted for S&P and Moody’s in accordance with the definition of Rating Agency.

“Issue Date” means the original issue date of the notes under the Indenture.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, hypothecation, claim, preference, priority or other encumbrance for security purposes upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement. Notwithstanding any other provisions of the Indenture, references herein to Liens allowed to exist upon any particular item of Property shall also be deemed (whether or not stated specifically) to allow Liens to exist upon any accessions, improvements or additions to such property, upon any contractual rights relating primarily to such Property, and upon any proceeds of such Property or of such accessions, improvements, additions or contractual rights.

“Liquid Securities” means securities that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market and (iii) as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting the requirements of clauses (i), (ii) and (iii) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (a) the date on which such securities are sold or exchanged for cash or Cash Equivalents and (b) 360 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Cash Equivalents within 360 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with the provisions of the Indenture described under “— Certain Covenants — Asset Sales,” such securities shall be deemed not to have been Liquid Securities at any time.

“Maturity” means, when used with respect to the notes, the date on which the principal of the notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Asset Sale Purchase Date, the Change of Control Purchase Date or the redemption date and whether by declaration of acceleration, Prepayment Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. (or any successor to the rating agency business thereof).

“Net Available Cash” from an Asset Sale or Sale Leaseback Transaction means cash proceeds received therefrom (including (i) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received and (ii) the Fair Market Value of Liquid Securities and Cash Equivalents, and excluding (x) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the assets or property that is the subject of such Asset Sale or Sale Leaseback Transaction and (y) except to the extent subsequently converted to cash, Cash Equivalents or Liquid Securities within 360 days after such Asset Sale or Sale Leaseback Transaction or consideration other than as identified in the immediately preceding clauses (i) and (ii)), in each case net of:

a)	all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale or Sale Leaseback Transaction,

b)

all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale or Sale Leaseback Transaction, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or Sale Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale Leaseback Transaction, provided that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder,

c)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale or Sale Leaseback Transaction and

d)	the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale or Sale Leaseback Transaction and retained by the Company or any Restricted Subsidiary after such Asset Sale or Sale Leaseback Transaction;

provided that, if any consideration for an Asset Sale or Sale Leaseback Transaction (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, or as a reserve in accordance with GAAP, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to such Person or its Restricted Subsidiaries from escrow or is released from such reserve.

“Net Cash Proceeds” means with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under “— Certain Covenants — Restricted Payments,” the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorneys’ fees, accountants’ fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Cash Warrant Exercise Proceeds” means the aggregate Net Cash Proceeds received since the date of the Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from (i) the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid and (ii) any purchases, repurchases, redemptions or other acquisitions for value applied pursuant to clause (10) of paragraph (b) of the covenant described under the caption “— Certain Covenants — Restricted Payments.”)

“Net Working Capital” means (i) all current assets of the Company and its Restricted Subsidiaries, less (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in consolidated financial statements of the Company prepared in accordance with GAAP, provided that all the following shall be excluded in the calculation of Net Working Capital: (a) current assets or liabilities relating to the mark-to-market value of Hedging Obligations constituting Permitted Debt, (b) any current assets or liabilities relating to non-cash charges arising from any grant of Capital Stock, options to acquire Capital Stock, or other equity based awards, and (c) any current assets or liabilities relating to non-cash charges or accruals for future abandonment liabilities.

“Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, servicing, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting hydrocarbons or hydrocarbon properties and other related energy businesses.

“Oil and Gas Hedging Contract” means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of hydrocarbons to be used, produced, processed or sold by the Company or any of its Restricted Subsidiary that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in hydrocarbons prices and not for speculative purposes.

“Oil and Gas Liens” means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and natural gas producing properties, or any interest therein, costs incurred for development shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and natural gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, natural gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; (iv) Liens arising in connection with Production Payments and Reserve Sales; and (v) Liens on pipelines or pipeline facilities that arise by operation of law.

“Oil and Gas Properties” means all properties, including equity or other ownership interest therein, which contain or are believed to contain oil and/or natural gas reserves.

“Pari Passu Indebtedness” means any Indebtedness of the Company or a Guarantor that is pari passu in right of payment to the notes or a Guarantee, as the case may be.

“Pari Passu Offer” means an offer by the Company or a Guarantor to purchase all or a portion of Pari Passu Indebtedness to the extent required by the Indenture or other agreement or instrument pursuant to which such Pari Passu Indebtedness was issued.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Company or (b) such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or such Person (if the Company is not the survivor in the transaction) is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including (i) ownership interests in oil and natural gas properties or gathering, transportation, processing, storage or related systems and (ii) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited) and other similar agreements (including for limited liability companies) with third parties, excluding, however, Investments in corporations or Unrestricted Subsidiaries.

“Permitted Investment” means:

(1)	Investments (i) in the Company, (ii) in any Restricted Subsidiary or (iii) any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

(2)	Indebtedness of the Company or a Restricted Subsidiary described under clauses (4), (5) or (6) of the definition of Permitted Debt;

(3)	Investments in any of the notes;

(4)	Cash Equivalents;

(5)	Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments;

(6)	Investments acquired by the Company or any Restricted Subsidiary as consideration for an asset sale permitted under “— Certain Covenants — Asset Sales” to the extent such Investments are non-cash proceeds as permitted under such covenant;

(7)	Investments in existence on the date of the Indenture;

(8)	Investments acquired in exchange for the issuance of Capital Stock of the Company (other than Disqualified Stock);

(9)	Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(10)	relocation allowances for, and loans or advances to, employees of the Company in the ordinary course of business for bona fide business purposes of the Company and its Restricted Subsidiaries (including travel, entertainment and relocation expenses) in the aggregate amount outstanding at any one time of not more than $2.0 million;

(11)	any Investments received in good faith in settlement or compromise of receivables or other obligations that were obtained in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(12)	Investments received in satisfaction of judgments or foreclosure of Liens;

(13)	Hedging Obligations permitted to be incurred under the covenant described above under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”;

(14)	guarantees received with respect to any Permitted Investment listed above; and

(15)	other Investments in the aggregate amount outstanding at any one time of up to the greater of (x) $15.0 million and (y) 1.5% of Adjusted Consolidated Net Tangible Assets, determined with respect to any Investment as of the date on which such Investment is made; provided that, if any Investment is made in a Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person later becomes a Restricted Subsidiary of the Company, such Investment shall be deemed to have been made pursuant to clause (1) of this definition and shall cease to have been made pursuant to this clause (15) for so long as such Person continues to be a Restricted Subsidiary;

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment, without regard to subsequent changes in value.

With respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses so that the entire Investment is a Permitted Investment.

“Permitted Lien” means:

a)	any Lien existing as of the date of the Indenture securing Indebtedness or obligations existing on the date of the Indenture and not otherwise referred to in this definition;

b)	any Lien securing Indebtedness under the Senior Credit Agreement or any successor Credit Facilities in each case incurred in compliance with the limitations in clause (1) of the definition of Permitted Debt, and/or Hedging Obligations;

c)	any Lien securing the notes, the Guarantees and other obligations arising under the Indenture;

d)	any Lien in favor of the Company or a Restricted Subsidiary;

e)	any Lien arising by reason of:

(1)	any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(2)	taxes, assessments or governmental charges or claims that are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

(3)	security made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security;

(4)	good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of Indebtedness);

(5)	zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business;

(6)	deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds or other obligations of a like nature incurred in a manner consistent with industry practice;

(7)	operation of law or contract in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees, suppliers and similar persons, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(8)	Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary of the Company; or

(9)	normal depository or cash-management arrangements with banks and rights of setoff, chargeback, revocation or refund;

f)	any Lien securing Acquired Debt created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary; provided that such Lien only secures the assets acquired in connection with the transaction pursuant to which the Acquired Debt became an obligation of the Company or a Restricted Subsidiary;

g)	any Lien to secure performance bids, leases (including, without limitation, statutory and common law landlord’s liens), statutory obligations, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Subsidiary and not securing or supporting Indebtedness, and any Lien to secure statutory or appeal bonds;

h)	any Lien securing Indebtedness permitted to be incurred pursuant to clause (6) or clause (8) of the definition of Permitted Debt, so long as none of such Indebtedness constitutes debt for borrowed money;

i)	any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred in accordance with the Indenture (pursuant to clause (7) of the definition of Permitted Debt) and which are incurred or assumed solely in connection with the acquisition, development or construction of real or personal, moveable or immovable property; provided that such Liens only extend to such acquired, developed or constructed property, such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto, and the incurrence of such Indebtedness is permitted by the “— Incurrence of Indebtedness and Issuance of Disqualified Stock” covenant and such Lien is incurred not more than 90 days after the later of the acquisition or completion of development or construction of the property subject to such Lien;

j)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

k)	Liens on property, assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary or such merger or consolidation; provided further that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary and assets fixed or appurtenant thereto; and (2) Liens on property, assets or shares of capital stock existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries; provided that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition and do not extend to any property other than the property so acquired;

l)	Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money;

m)	Liens on the Capital Stock of any Unrestricted Subsidiary to the extent securing Indebtedness of Unrestricted Subsidiaries;

n)	any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (m) so long as no additional collateral is granted as security thereby;

o)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business or otherwise arising other than as security for Indebtedness;

p)	Liens incurred with respect to any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; and

q)	in addition to the items referred to in clauses (a) through (o) above, Liens of the Company and its Restricted Subsidiaries to secure Indebtedness in an aggregate amount at any time outstanding which does not exceed the greater of $15.0 million and 1.5% of Adjusted Consolidated Net Tangible Assets, determined as of the later of the date of incurrence of such Indebtedness and the date of creation of such Lien.

Notwithstanding anything in clauses (a) through (o) of this definition, the term Permitted Liens does not include any Liens resulting from the creation, incurrence, issuance, assumption or guarantee of any Production Payments other than (i) Production Payments that are created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 90 days after, the acquisition of the properties or assets that are subject thereto and (ii) Volumetric Production Payments that constitute Asset Sales.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, an overriding royalty, a net profits interest, a Production Payment (whether volumetric or dollar denominated), or a partnership or other interest, in each case in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the grantee or transferee thereof has recourse solely to such properties, reserves, production or proceeds of production (provided that such limitation of recourse shall not prevent the grantor or transferor or any other Person from incurring full-recourse obligations with respect to such properties and interests, reserves, production and proceeds, including without limitation the obligation to operate, maintain and/or develop such properties and interests and reserves, to market such production, to provide tax returns, reports or other information, or to warrant or indemnify for environmental, title or other matters customary in the Oil and Gas Business, but excluding guaranties or warranties of the amount of such production or the ultimate recovery of any investment in such properties or reserves). “Production Payments and Reserve Sales” also include any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company or any Restricted Subsidiary and any additions and accessions thereto, which are purchased or constructed by the Company or any Restricted Subsidiary at any time after the notes are issued; provided that

(1)	the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a “Purchase Money Security Agreement”) shall be entered into no later than 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired (together with any additions, accessions, and other related assets referred to in the last sentence of the above definition of Liens),

(2)	at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions, improvements, and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness, and

(3)	either (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired (together with any additions, accessions, and other related assets referred to in the last sentence of the above definition of Liens).

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

“Rating Agencies” means (a) S&P and Moody’s or, (b) if S&P or Moody’s or both of them are not making ratings of the notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody’s or both, as the case may be.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by a board resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under “Certain Covenants — Unrestricted Subsidiaries.”

“S&P” means Standard and Poor’s Ratings Services (or any successor to the rating agency business thereof).

“Sale Leaseback Transaction” means, with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any principal property, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such Person.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Senior Credit Agreement” means the Second Amended and Restated Credit Agreement dated March 30, 2010, between Resolute Energy Corporation as Borrower and certain of its Subsidiaries as Guarantors, and the lenders party thereto, as amended by the First Amendment to Second Amended and Restated Credit Agreement dated April 18, 2011, the Second Amendment to Second Amended and Restated Credit Agreement dated April 25, 2011, and the Third Amendment to Second Amended and Restated Credit Agreement dated April 13, 2012, as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission as in effect on the date of the Indenture.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor subordinated in right of payment to the notes or a Guarantee, as the case may be.

“Subsidiary” of a Person means

(1)	any corporation, association or other business entity more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, and

(2)	any partnership (a) the sole general partner or the managing partner of which is such Person or a Subsidiary thereof or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Trade Accounts Payable” means (a) accounts payable or other obligations of the Company or any Restricted Subsidiary created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services and (b) obligations arising under contracts for the exploration, development, drilling, completion and plugging and abandonment of wells or for the construction, repair or maintenance of related infrastructure or facilities.

“Transaction” means any transaction; provided that, if such transaction is part of a series of related transactions, “Transaction” refers to such related transactions as a whole.

“Treasury Rate” means, as of any redemption date, the weekly average yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) equal to the period from the redemption date to May 1, 2016; provided, however, that if the period from the redemption date to May 1, 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities that have a constant maturity closest to and greater than the period from the redemption date to May 1, 2016 and the United States Treasury securities that have a constant maturity closest to and less than the period from the redemption date to May 1, 2016 for which such yields are given, except that if the period from the redemption date to May 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means any Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under “Certain Covenants — Unrestricted Subsidiaries.”

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

(1)	as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate of the Company, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary, and

(2)	which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;

provided that notwithstanding the foregoing, any Unrestricted Subsidiary may guarantee the notes.

“U.S. Government Obligations” means (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.

“Volumetric Production Payment” means a production payment that is recorded as a sale in accordance with GAAP, whether or not the sale price must be recorded as deferred revenue, together with all undertakings and obligations in connection therewith.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment and (b) the amount of each such principal payment by (2) the sum of all such principal payments.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations that may be relevant to the exchange of outstanding notes for new notes and to the ownership and disposition of new notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on U.S. federal income tax law, including the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, administrative rulings and judicial authority, all as in effect or in existence as of the date of this registration statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income consequences of the exchange of outstanding notes for new notes and the ownership and disposition of new notes set forth in this summary.

This summary applies only to holders who purchased outstanding notes at a price equal to the issue price of the outstanding notes (i.e., the first price at which a substantial amount of the outstanding notes were sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers), participate in the exchange described herein, and held the outstanding notes and will hold the new notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

This summary does not apply to holders that have special tax situations, including:

•	dealers in securities or currencies;

•	traders in securities;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•	persons subject to the alternative minimum tax;

•	certain former citizens or long-term residents of the United States.;

•	foreign governments or international organizations;

•	financial institutions;

•	insurance companies;

•	regulated investment companies and shareholders of such companies;

•	entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

•	pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities; and

•	persons that acquire the notes for a price other than their issue price.

The U.S. federal income tax treatment of a partner of a partnership (including an entity treated as a partnership for U.S. federal tax purposes) that holds our notes generally will depend on the status of the partner and the activities of the partnership, and such partnerships and partners should consult their own tax advisors regarding the U.S. federal income tax consequences of the exchange of outstanding notes for new notes and the ownership and disposition of new notes

This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to a holder in light of the holder’s particular investment or other circumstances. In addition, this summary does not discuss any U.S. state or local income, foreign income, estate, gift, generation-skipping or other tax consequences or the effect of any tax treaty.

We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with these statements and conclusions.

Holders who exchange outstanding notes for new notes should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as of any tax consequences arising under the laws of any state, local, or foreign taxing jurisdiction or under any applicable tax treaty.

Payments Upon Early Redemptions and Other Circumstances

In certain circumstances, we may be required to make payments in excess of stated interest and the adjusted issue price of the notes (see “Description of the New Notes — Change of Control” and “Description of the New Notes — Optional Redemption”). The possibility of such potential payments may cause the notes to be “contingent payment debt instruments” for U.S. federal income tax purposes. We do not intend to treat such potential payments as causing the notes to be considered contingent payment debt instruments, and our determination is binding on holders unless the holder discloses a contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on IRS and if the IRS were to challenge this determination, a holder might be required to accrue income on the notes at a higher yield and to treat as ordinary income (rather than as capital gain) any income realized on a taxable disposition of notes before the resolution of the contingencies. The remainder of this discussion assumes that the notes will not be treated as a contingent payment debt instrument for U.S. federal income tax purposes.

Exchange of Notes Pursuant to the Exchange Offer

The exchange of outstanding notes for new notes should not constitute a material modification of the terms of the outstanding notes and therefore should not constitute a taxable exchange for U.S. federal income tax purposes. Accordingly, a holders should not recognize gain or loss upon receipt of a new note in exchange for an outstanding note in the exchange. A holder’s holding period in a new note should include its holding period in the outstanding note exchanged for the new note, and its adjusted tax basis in a new note immediately after the exchange should be the adjusted tax basis in the outstanding note exchanged for the new note immediately before the exchange.

U.S. Holders

The following summary applies to a holder that is a U.S. holder (as defined below).

Definition of a U.S. Holder

As used in this discussion, a “U.S. holder” is a beneficial owner of a note or notes that is for U.S. federal income tax purposes:

•

an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the “substantial presence” test under Section 7701(b) of the Code;

•	a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of the source of that income; or

•

a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

Interest on the Notes

Interest paid on notes to a U.S. holder will be taxed as ordinary interest income at the time it is received or accrued in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Sale or Other Disposition of Notes

Subject to the discussion above regarding an exchange of notes pursuant to the exchange offer, upon the sale, redemption, exchange, retirement or other taxable disposition of your notes, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between:

•

the amount realized on the disposition (less any amount attributable to accrued and unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income in the manner described under “—U.S. Holders—Interest on the Notes”); and

•	the adjusted tax basis in the notes.

Such gain or loss will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if, at the time of the disposition, the note has been held for more than one year. Under current law, long-term capital gains of non-corporate taxpayers are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting is required as to certain payments made to a U.S. holder of principal and interest on notes and on the disposition of notes, unless the U.S. holder is a corporation or other exempt person. In addition, “backup withholding” at a rate of 28% (which rate currently is scheduled to increase to 31% for tax years beginning on or after January 1, 2013) may apply:

•	to any payments made to of principal and interest on notes, and

•	to payments of the proceeds of a sale or other disposition of notes,

if a U.S holder is not exempt and fails to provide a correct taxpayer identification number certified under penalties of perjury, as well as certain information or otherwise fails to comply with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax and may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, provided that the correct information or an appropriate claim form is timely filed with the IRS.

Medicare Tax on Unearned Income

For tax years beginning after December 31, 2012, a 3.8% tax will be imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts, in both cases to the extent that net investment income exceeds a certain threshold. Among other items, “net investment income” generally includes interest and certain net gains from the disposition of property, less certain deductions. The validity of this legislation is the subject of a number of constitutional challenges and will likely be decided by the U.S. Supreme Court.

Prospective holders should consult their own tax advisors with respect to the tax consequences of the recently enacted legislation described above.

Non-U.S. Holders

The following summary applies to a holder that is a non-U.S. holder (as defined below).

Definition of a Non-U.S. Holder

As used in this discussion, a “non-U.S. holder” is a beneficial owner of a note or notes that is an individual, corporation, estate or trust that is not a U.S. holder.

Interest on the Notes

Payments to a non-U.S. holder of interest on the notes will not be subject to U.S. federal withholding tax if such non-U.S. holder qualifies for the “portfolio interest” exemption of the Code. A non-U.S. holder qualifies for the portfolio interest exemption if:

(1)	the non-U.S. holder does not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury Regulations thereunder;

(2)	the non-U.S. holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, actually or constructively, to us through sufficient stock ownership (as provided in the Code);

(3)	the non-U.S. holder is not a bank receiving interest on the notes in connection with the extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(4)	Interest on the notes is not effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder; and

(5)	the non-U.S. holder provides a signed written statement, on an IRS Form W-8BEN (or other applicable form) that can reliably be associated with the non-U.S. holder, certifying under penalties of perjury that the non-U.S. holder is not a “U.S. person” within the meaning of the Code and providing the non-U.S. holder’s name and address to:

(A)	us or our paying agent; or

(B)	a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds our notes on behalf of the non-U.S. holder and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from the non-U.S. holder’s such signed, written statement and provides us or our paying agent with a copy of such statement.

The applicable Treasury Regulations provide alternative methods for satisfying the certification requirements described in this section. Special rules apply to foreign partnerships, estates, and trusts, and in certain circumstances, certifications as to the foreign status of partners, trust owners, or beneficiaries may have to be provided to us or our paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS, and such intermediaries generally are not required to forward any certification forms received from non-U.S. holders.

Interest income of a non-U.S. holder that is not effectively connected with the conduct of a United States trade or business and that does not qualify for the portfolio interest exemption described above will generally be subject to a withholding tax at a 30% rate unless the non-U.S. holder provides us or our paying agent with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in the rate of, withholding under an applicable income tax treaty.

Sale or Other Disposition of Notes

A non-U.S. holder will generally not be subject to U.S. federal income tax or withholding tax on any gain realized on the sale, exchange, redemption, or other disposition of a new note unless:

(1)	the non-U.S. holder is an individual who has been present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and certain other requirements are met;

(2)	the gain is effectively connected with the conduct of a U.S. trade or business (and if an applicable treaty so requires, is attributable to a permanent establishment in the United States); or,

(3)	such gain represents accrued but unpaid stated interest not previously included in income, in which case the rules regarding interest would apply (to the extent of such accrued but unpaid stated interest).

If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such non-U.S. holder’s capital gains allocable to U.S.-sources exceed capital losses allocable to U.S.-sources during the taxable year of the disposition. For a discussion of the tax consequences if the second exception applies, see “—Income or Gain Effectively Connected with a U.S. Trade or Business,” immediately below.

Income or Gain Effectively Connected with a U.S. Trade or Business

A non-U.S. holder generally will be taxed in the same manner as a U.S. holder with respect to interest on the new notes and gain from a taxable disposition of the new notes if such interest or gain is effectively connected with a U.S. trade or business conducted by the non-U.S. holder (and, if an applicable tax treaty so requires, is attributable to a permanent establishment of the non-U.S. holder in the United States). Effectively connected interest received or gain realized by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or, if applicable, a lower treaty rate). Effectively connected interest is generally not subject to withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI (or successor form) to us or our agent.

Backup Withholding and Information Reporting

Payments to of interest on a new note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and the non-U.S. holder. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

U.S. backup withholding generally will not apply to payments to a non-U.S. holder of interest and principal on a new note if the certification described in “—Non-U.S. Holders—Interest on the Notes” is duly provided, or if the non-U.S. holder otherwise establishes an exemption, provided that we do not have actual knowledge or reason to know that such person is a “United States person” (as defined in the Code) or that the exemption conditions are not satisfied.

Information reporting requirements and backup withholding tax generally will not apply to any payment to a non-U.S. holder of the proceeds of the sale of a new note effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations). However, if the broker:

(1)	is a United States person;

(2)	derives 50% or more of its gross income from all sources for certain periods from the conduct of a U.S. trade or business;

(3)	is a controlled foreign corporation as to the United States; or,

(4)	is a foreign partnership that, any time during its taxable year, has more than 50% of its income or capital interests owned in the aggregate by United States persons, or is engaged in the conduct of a U.S. trade or business;

then payment of the proceeds will be subject to information reporting requirements unless the broker has documentary evidence in its records that the payee is a non-U.S. holder and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption.

Payment to a non-U.S. holder of the proceeds of a disposition of a new note to or through the U.S. office of a broker is subject to information reporting and backup withholding requirements, unless the n non-U.S. holder provides the certification described in “—Non-U.S. Holders—Interest on the Notes” or otherwise establishes an exemption and the broker does not have actual knowledge or reason to know that the non-U.S. holder is a United States person or that the exemption conditions are not satisfied.

Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules generally will be allowed as a credit against U.S. federal income tax liability, if any, and may be refunded, provided that the required information is timely furnished to the IRS.

Foreign Accounts

Recently enacted legislation (“FATCA”) generally will impose a 30% withholding tax on interest on, or the gross proceeds from the sale or other disposition of, notes paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Under certain circumstances, an account holder may be eligible for refunds or credits of such taxes.

Although the withholding rules described above currently would apply to applicable payments made after December 31, 2012, proposed Treasury Regulations provide that such rules will apply to payments of interest on notes made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of notes on or after January 1, 2015. Moreover, although such withholding rules currently would not apply to debt securities outstanding on March 18, 2012, proposed Treasury Regulations extend the date of the initial application of such rules and indicate that such rules would not apply to debt securities outstanding on January 1, 2013.

The proposed Treasury Regulations described above will not be effective until they are issued in their final form, and as of the date of this prospectus, it is not possible to determine whether the proposed regulations will be finalized in their current form or at all. Prospective holders should consult their own tax advisors with respect to the tax consequences of FATCA described above.

PLAN OF DISTRIBUTION

Each broker-dealer that receives the new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the new notes received in exchange for the outstanding notes, where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed to use commercially reasonable efforts to make this prospectus available for a period commencing on the day the exchange offer is consummated and continuing for 90 days (or such shorter period during which such broker-dealers or such other persons are required by law to deliver the prospectus); provided, however, that if for any day during such period we restrict the use of such prospectus, such period shall be extended on a day-by-day basis.

We will not receive any proceeds from any sale of the new notes by broker-dealers. The new notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells the new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of the new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the validity of the new notes and the related guarantees will be passed upon for us by Davis, Graham & Stubbs LLP, Denver, Colorado.

EXPERTS

The consolidated financial statements of Resolute Energy Corporation (successor by merger to Hicks Acquisition Company I, Inc.) as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 incorporated by reference in this offering memorandum, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined statements of operations, shareholder’s/member’s equity (deficit), and cash flows of Resolute Natural Resources Company, LLC, Resolute Aneth, LLC, WYNR, LLC, BWNR, LLC, RNRC Holdings, Inc. and Resolute Wyoming, Inc. for the period from January 1, 2009 to September 24, 2009, incorporated by reference in this Offering Memorandum from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Netherland, Sewell & Associates, Inc., registered independent petroleum consultants, audited the estimates of reserves prepared by us as of December 31, 2011 and the present value of the estimated future net revenues from those estimated reserves included in this document. These estimates are included in reliance upon their reports given upon their authority as experts on the matters covered by the summary reserve report.

ANNEX A

LETTER OF TRANSMITTAL

TO TENDER

$250,000,000 8.50% SENIOR NOTES DUE 2020

OF

RESOLUTE ENERGY CORPORATION

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS

DATED             , 2012

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON             , 2012, UNLESS THE EXCHANGE OFFER IS EXTENDED BY RESOLUTE ENERGY CORPORATION IN ITS SOLE DISCRETION.

The Exchange Agent for the Exchange Offer is:

U.S. Bank, National Association

Deliver To:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS2N

St. Paul, MN 55107

Attn: Specialized Finance

Fax: 651-495-8158

Phone: 800-934-6801

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

The undersigned hereby acknowledges receipt of the Prospectus dated             , 2012, (the “Prospectus”) of Resolute Energy Corporation (the “Company”) and this letter of transmittal and the instructions hereto (the “Letter of Transmittal”), which together constitute the Company’s offer (the “Exchange Offer”) to exchange each $1,000 principal amount (in minimum denominations of $2,000 and integral multiples of $1,000 thereafter) of its 8.50% Senior Notes due 2020 (the “New Notes”) which have registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for each $1,000 principal amount (in minimum denominations of $2,000 and integral multiples of $1,000 thereafter) of its outstanding 8.50% Senior Notes due 2020 (the “Outstanding Notes”). The terms of the New Notes are identical in all material respects to the terms of the Outstanding Notes, except that the New Notes have been registered under the Securities Act and do not contain restrictions on transfer, registration rights or provisions for additional interest.

There are currently Outstanding Notes in the aggregate principal amount of $250,000,000.

The term “Expiration Date” shall mean 11:59 p.m., New York City time, on [    ], 2012, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term shall mean the latest date and time to which the Exchange Offer is extended.

Because all of the Outstanding Notes are held in book-entry accounts maintained by the Exchange Agent at The Depository Trust Company (“DTC”), or through Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) or Clearstream, Luxembourg, a holder need not manually execute this Letter of Transmittal, provided, however, that tenders of Outstanding Notes must be effected in accordance with the procedures mandated by DTC’s Automated Tender Offer Program (“ATOP”) or by Euroclear or Clearstream, Luxembourg, as the case may be. However, all holders who exchange their Outstanding Notes for New Notes in accordance with the procedures outlined in the Prospectus will be deemed to have acknowledged receipt of, and agreed to be bound by, and to have made all of the representations and warranties contained in the Letter of Transmittal.

YOUR BANK OR BROKER CAN ASSIST YOU IN COMPLETING THIS FORM. THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

List below the notes to which this Letter of Transmittal relates. If the space indicated below is inadequate, the Certificate or Registration Numbers and Principal Amounts should be listed on a separately signed schedule affixed hereto.

DESCRIPTION OF OUTSTANDING NOTES TENDERED HEREBY

Name(s) and Address(es) of Registered Owner(s) (Please Fill in)	Certificate or Registration Numbers*	Aggregate Principal Amount Represented by Outstanding Notes	Principal Amount Tendered**

Total Principal Amount Tendered

*	Need not be completed by book-entry Holders.
**	Unless otherwise indicated, the Holder will be deemed to have tendered the full aggregate principal amount represented by such Outstanding Notes. All tenders must be in a minimum denomination of $2,000 and integral multiples of $1,000 thereafter.

This Letter of Transmittal is to be used if certificates of Outstanding Notes are to be forwarded herewith. Delivery of documents to a book-entry transfer facility does not constitute delivery to the Exchange Agent.

The term “Holder” with respect to the Exchange Offer means any person in whose name Outstanding Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. Holders who wish to tender their Outstanding Notes must complete this letter in its entirety.

☐	CHECK HERE IF OUTSTANDING NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number

Transaction Code Number

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name

Address

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

ATTENTION BROKER-DEALERS: IMPORTANT NOTICE

CONCERNING YOUR ABILITY TO RESELL THE NEW NOTES

IF THE EXCHANGE AGENT DOES NOT RECEIVE ANY LETTERS OF TRANSMITTAL FROM BROKER-DEALERS REQUESTING ADDITIONAL COPIES OF THE PROSPECTUS FOR USE IN CONNECTION WITH RESALES OF THE NEW NOTES, THE COMPANY INTENDS TO TERMINATE THE EFFECTIVENESS OF THE REGISTRATION STATEMENT AS SOON AS PRACTICABLE AFTER THE CONSUMMATION OR TERMINATION OF THE EXCHANGE OFFER. IF THE EFFECTIVENESS OF THE REGISTRATION STATEMENT IS TERMINATED, YOU WILL NOT BE ABLE TO USE THE PROSPECTUS IN CONNECTION WITH RESALES OF NEW NOTES AFTER SUCH TIME. SEE SECTION ENTITLED “THE EXCHANGE OFFER—TERMS OF THE EXCHANGE OFFER” CONTAINED IN THE PROSPECTUS FOR MORE INFORMATION. BY EXECUTION HEREOF, THE UNDERSIGNED AGREES THAT THE COMPANY MAY RELY ON THE UNDERSIGNED’S INDICATION OF ITS STATUS AS BROKER-DEALER AS SET FORTH ABOVE.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of the Outstanding Notes indicated above. Subject to, and effective upon, the acceptance for exchange of such Outstanding Notes tendered hereby, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Outstanding Notes as are being tendered hereby, including all rights to accrued and unpaid interest thereon as of the Expiration Date. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that said Exchange Agent acts as the agent of the Company in connection with the Exchange Offer) to cause the Outstanding Notes to be assigned, transferred and exchanged. The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Outstanding Notes and to acquire New Notes issuable upon the exchange of such tendered Outstanding Notes, and that when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Outstanding Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

The undersigned hereby further represents to the Company that (i) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is an “affiliate” of the Company or its subsidiaries, as defined under Rule 405 under the Securities Act, (ii) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is engaging or intends to engage in the distribution of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the undersigned, (iv) if it is a broker-dealer that holds Outstanding Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Outstanding Notes acquired directly from the Company or any of its affiliates), it will deliver a Prospectus meeting the requirements of the Securities Act in connection with any resales of the New Notes received by it in the Exchange Offer, (v) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer acknowledge and agree that any broker-dealer or any person participating in the Exchange Offer for the purpose of distributing the New Notes (x) must comply with the registration and Prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) and the Morgan Stanley and Co., Inc. no-action letter (available June 5, 1991), as interpreted in the Commission’s no-action letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, (vi) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (v) above should be covered by an effective registration statement; (vii) if it is a broker-dealer, that it did not purchase the Securities to be exchanged in the Exchange Offer from the Company or any of its affiliates, and (viii) the undersigned is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (i) through (viii). If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market making or other trading activities, it acknowledges that it will deliver a Prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Outstanding Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The Company has agreed that, subject to the provisions of the registration rights agreement, the Prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer (as defined below) in connection with resales of New Notes received in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such participating broker-dealer for its own account as a result of market-making activities or other trading activities, for a period of up to 90 days commencing when New Notes are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 90th day after the exchange offer has been completed or such time as such broker-dealers no longer own any Outstanding Notes; provided, however, that if for any day during such period we restrict the use of such prospectus, such period shall be extended on a day-by-day basis. In that regard, each broker-dealer who acquired Outstanding Notes for its own account as a result of market-making or other trading activities (a “participating broker-dealer”), by tendering such Outstanding Notes and executing, or otherwise becoming bound by, this Letter of Transmittal, agrees that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in the Prospectus untrue in any material respect or which causes the Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference therein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the registration rights agreement, such participating broker-dealer will suspend the sale of New Notes pursuant to the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to the participating broker-dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be.

The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Outstanding Notes or transfer ownership of such Outstanding Notes on the account books maintained by a book-entry transfer facility.

The Exchange Offer is subject to certain conditions set forth in the Prospectus under the caption “The Exchange Offer—Conditions.” The undersigned recognizes that as a result of these conditions (which may be waived, in whole or in part, by the Company), as more particularly set forth in the Prospectus, the Company may not be required to exchange any of the Outstanding Notes tendered hereby and, in such event, the Outstanding Notes not exchanged will be returned to the undersigned at the address shown below the signature of the undersigned.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered Outstanding Notes may be withdrawn at any time prior to the Expiration Date.

Unless otherwise indicated in the box entitled “Special Registration Instructions” or the box entitled “Special Delivery Instructions” in this Letter of Transmittal, certificates for all New Notes delivered in exchange for tendered Outstanding Notes, and any Outstanding Notes delivered herewith but not exchanged, will be registered in the name of the undersigned and shall be delivered to the undersigned at the address shown below the signature of the undersigned. If a New Note is to be issued to a person other than the person(s) signing this Letter of Transmittal, or if a New Note is to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address different than the address shown on this Letter of Transmittal, the appropriate boxes of this Letter of Transmittal should be completed. If Outstanding Notes are surrendered by Holder(s) that have completed either the box entitled “Special Registration Instructions” or the box entitled “Special Delivery Instructions” in this Letter of Transmittal, signature(s) on this Letter of Transmittal must be guaranteed by an Eligible Institution (defined in Instruction 3).

SPECIAL REGISTRATION INSTRUCTIONS

To be completed ONLY if the New Notes are to be issued in the name of someone other than the undersigned. (See Instruction 4)

Name:

Address:

Book-Entry Transfer Facility Account:

Employer Identification or Social Security Number:

(Please Print or Type)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the New Notes are to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown in the box entitled “Description of Outstanding Notes Tendered Hereby”. (See Instruction 4)

Name:

Address:

Employer Identification or Social Security Number:

(Please Print or Type)

Registered Holders of Outstanding Notes Sign Here

X

X

Must be signed by registered holder(s) exactly as name(s) appear(s) on the Outstanding Notes or on a security position listing as the owner of the Outstanding Notes or by person(s) authorized to become registered holder(s) by properly completed bond powers transmitted herewith. If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer of a corporation or other person acting in a fiduciary capacity, please provide the following information (Please print or type:)

Name and Capacity (full title)

Address (including zip code)

(Area Code and Telephone Number)

(Taxpayer Identification or Social Security No.)

Dated:            , 2012

SIGNATURE GUARANTEE (If Required—See Instruction 3)

(Signature of Representative of Signature Guarantor)

(Name and Title)

(Name of Plan)

(Area Code and Telephone Number)

Dated:             , 2012

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Delivery of this Letter of Transmittal and Certificates. All physically delivered Outstanding Notes or confirmation of any book-entry transfer to the Exchange Agent’s account at a book-entry transfer facility of Outstanding Notes tendered by book-entry transfer, as well as a properly completed and duly executed copy of this Letter of Transmittal or facsimile thereof (or compliance with the procedures of DTC, Euroclear or Clearstream, Luxembourg with respect to the tender of Outstanding Notes), and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date. The method of delivery of this Letter of Transmittal, the Outstanding Notes and any other required documents is at the election and risk of the Holder, and except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used.

No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or facsimile thereof) or otherwise complying with the tender procedures set forth in the Prospectus, shall waive any right to receive notice of the acceptance of the Outstanding Notes for exchange.

Delivery to an address other than as set forth herein, or instructions via a facsimile number other than the ones set forth herein, will not constitute a valid delivery.

2. Partial Tenders; Withdrawals. If less than the entire principal amount of Outstanding Notes evidenced by a submitted certificate is tendered, the tendering Holder should fill in the principal amount tendered in the column entitled “Principal Amount Tendered” in the box entitled “Description of Outstanding Notes Tendered Hereby”. A newly issued Outstanding Note for the principal amount of Outstanding Notes submitted but not tendered will be sent to such Holder as soon as practicable after the Expiration Date. All Outstanding Notes delivered to the Exchange Agent will be deemed to have been tendered in full unless otherwise indicated.

Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date, after which tenders of Outstanding Notes are irrevocable. To be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent or the Holder must otherwise comply with the withdrawal procedures of DTC, Euroclear or Clearstream, Luxembourg as described in the Prospectus. Any such notice of withdrawal must (i) specify the name of the person having deposited the Outstanding Notes to be withdrawn (the “Depositor”), (ii) identify the Outstanding Notes to be withdrawn (including the registration number(s) and principal amount of such Outstanding Notes, or, in the case of Outstanding Notes transferred by book-entry transfer, the name and number of the account at DTC, Euroclear or Clearstream, Luxembourg, to be credited), (iii) be signed by the Holder in the same manner as the original signature on this Letter of Transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Outstanding Notes register the transfer of such Outstanding Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Outstanding Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Outstanding Notes so withdrawn are validly retendered. Any Outstanding Notes which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of Exchange Offer.

3. Signature on this Letter of Transmittal; Written Instruments and Endorsements; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered Holder(s) of the Outstanding Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificates without alteration or enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC, Euroclear or Clearstream, Luxembourg, the signature must correspond with the name as it appears on the security position listing as the owner of the Outstanding Notes.

If any of the Outstanding Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If a number of Outstanding Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of Outstanding Notes.

Signatures on this Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17A-15 under the Exchange Act (each an “Eligible Institution”) unless the Outstanding Notes tendered hereby are tendered (i) by a registered Holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

If this Letter of Transmittal is signed by the registered Holder or Holders of Outstanding Notes (which term, for the purposes described herein, shall include a participant in DTC, Euroclear or Clearstream, Luxembourg whose name appears on a security listing as the owner of the Outstanding Notes) listed and tendered hereby, no endorsements of the tendered Outstanding Notes or separate written instruments of transfer or exchange are required. In any other case, the registered Holder (or acting Holder) must either properly endorse the Outstanding Notes or transmit properly completed bond powers with this Letter of Transmittal (in either case, executed exactly as the name(s) of the registered Holder(s) appear(s) on the Outstanding Notes, and, with respect to a participant in DTC, Euroclear or Clearstream, Luxembourg whose name appears on a security position listing as the owner of Outstanding Notes, exactly as the name of the participant appears on such security position listing), with the signature on the Outstanding Notes or bond power guaranteed by an Eligible Institution (except where the Outstanding Notes are tendered for the account of an Eligible Institution).

If this Letter of Transmittal, any certificates or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority so to act must be submitted.

4. Special Registration and Delivery Instructions. Tendering Holders should indicate, in the applicable box, the name and address (or account at DTC, Euroclear or Clearstream, Luxembourg, as applicable) in which the New Notes or substitute Outstanding Notes for principal amounts not tendered or not accepted for exchange are to be issued (or deposited), if different from the names and addresses or accounts of the person signing this Letter of Transmittal. In the case of issuance in a different name, the employer identification number or social security number of the person named must also be indicated and such person must properly complete an Internal Revenue Service Form W-9, a Form W-8BEN, a Form W-8ECI, or a Form W-8IMY, as appropriate. Such forms may be obtained by contacting the Exchange Agent at the address on the face of this Letter of Transmittal. In addition, the tendering Holder should complete the applicable box.

If no instructions are given, the New Notes (and any Outstanding Notes not tendered or not accepted) will be issued in the name of and sent to the acting Holder of the Outstanding Notes or deposited at such Holder’s account at DTC, Euroclear or Clearstream, Luxembourg, as applicable.

5. Transfer Taxes. The Company shall pay all transfer taxes, if any, applicable to the transfer and exchange of Outstanding Notes to it or its order pursuant to the Exchange Offer. If a transfer tax is imposed for any reason other than the transfer and exchange of Outstanding Notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exception therefrom is not submitted herewith, the amount of such transfer taxes will be collected from the tendering Holder by the Exchange Agent.

Except as provided in this Instruction 5, it will not be necessary for transfer stamps to be affixed to the Outstanding Notes listed in this Letter of Transmittal.

6. Waiver of Conditions. The Company reserves the right, in its reasonable judgment, to waive, in whole or in part, any of the conditions to the Exchange Offer set forth in the Prospectus.

7. Mutilated, Lost, Stolen or Destroyed Outstanding Notes. Any Holder whose Outstanding Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

8. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and telephone number(s) set forth above.

9. Validity and Form. All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Outstanding Notes and withdrawal of tendered Outstanding Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Outstanding Notes not properly tendered or any Outstanding Notes the Company’s acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right, in its reasonable judgment, to waive any defects, irregularities or conditions of tender as to particular Outstanding Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Outstanding Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder as soon as practicable following the Expiration Date.

IMPORTANT: THIS LETTER OF TRANSMITTAL OR A FACSIMILE THEREOF (TOGETHER WITH OUTSTANDING NOTES) OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

Offer to Exchange Up To

$250,000,000 8.50% Senior Notes due 2020

That Have Been Registered Under the Securities Act of 1933

For Any and All Outstanding

$250,000,000 8.50% Senior Notes due 2020

[                    ], 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws include provisions to (i) eliminate the personal liability of its directors and officers for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the DGCL, and (ii) require the Company to indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

In addition, pursuant to the Section 102(b)(7) of the DGCL, each director will continue to be subject to liability for (1) breach of loyalty to the Company or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) any transaction from which the director derived an improper personal benefit or (4) any payment of unlawful dividends or an unlawful stock repurchase or redemption. The provision also does not affect a director’s responsibilities under any other law, such as federal securities laws or state or federal environmental laws.

In accordance with Section 102(b)(7) of the DGCL, Section 8.1 of the Company’s charter provides that no director shall be personally liable to the Company or any of its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of the Company’s charter is to eliminate the Company’s rights and those of its stockholders (through stockholders’ derivative suits on the Company’s behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate the Company’s rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with the Company’s charter, the liability of the Company’s directors to the Company or its stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of the Company’s charter limiting or eliminating the liability of directors, whether by the Company’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the Company to further limit or eliminate the liability of directors on a retroactive basis.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of his service as a director, officer, employee or agent of the corporation, or his service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in Section 145(a) or Section 145(b) of the DGCL or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, provided that indemnification provided for by Section 145 of the amounts only if the officer or director had no reasonable cause to believe his or her conduct was unlawful. The DGCL or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145 of the DGCL.

The Company has entered into indemnification agreements with all of its directors and executive officers. Under these agreements, the Company will indemnify its directors and executive officers against amounts actually and reasonably incurred in connection with actual or threatened proceedings if any of them may be made a party because of their role as a director or officer. The Company is obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the Company’s best interests. For any criminal proceedings, the Company is obligated to pay these indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.

The Company maintains insurance coverage for the purpose of providing indemnification benefits in certain circumstances.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibits

4.1*	Indenture, dated as of April 25, 2012, by and among Resolute Energy Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee, relating to the 8.50% Senior Notes due 2020.

4.4	Registration Rights Agreement, dated as of April 25, 2012, by and among Resolute Energy Corporation, the Guarantors named therein and Citigroup Global Markets Inc, BMO Capital Markets Inc and Wells Fargo Securities, LLC as Representatives of the Several Initial Purchasers relating to the 8.50% Senior Notes due 2020 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on April 26, 2012).

4.5*	Form of New Note

5.1*	Opinion of Davis Graham & Stubbs LLP as to the legality of the securities being registered.

12.1*	Statement of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

Exhibit Number	Description of Exhibits

23.3*	Consent of KPMG LLP.

23.4*	Consent of Netherland, Sewell & Associates, Inc.

24.1*	Powers of Attorney (included on signature page hereof).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of US Bank, National Association, as Trustee under the Indenture.

*	Filed herewith

Item 22. Undertakings

The undersigned Registrants hereby undertake:

(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unexchanged at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 5, 2012.

RESOLUTE ENERGY CORPORATION

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

Power of Attorney

Each of the undersigned hereby constitutes and appoints Nicholas J. Sutton, Theodore Gazulis, James M. Piccone and Michael N. Stefanoudakis, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable, to enable Resolute Energy Corporation to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas J. Sutton	Chief Executive Officer (Principal Executive Officer) and Director	September 5, 2012
Nicholas J. Sutton

/s/ Theodore Gazulis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 5, 2012
Theodore Gazulis

/s/ James A. Tuell	Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 5, 2012
James A. Tuell

/s/ James M. Piccone	President and Director	September 5, 2012
James M. Piccone

/s/ Richard L. Covington	Director	September 5, 2012
Richard L. Covington

/s/ William H. Cunningham	Director	September 5, 2012
William H. Cunningham

/s/ Thomas O. Hicks, Jr.	Director	September 5, 2012
Thomas O. Hicks, Jr.

/s/ Robert M. Swartz	Director	September 5, 2012
Robert M. Swartz

/s/ James E. Duffy	Director	September 5, 2012
James E. Duffy

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 5, 2012.

Hicks Acquisition Company I, Inc.

By:	/s/ James M. Piccone
Name:	James M. Piccone
Title:	President

Signature	Title	Date

/s/ Nicholas J. Sutton	Chief Executive Officer (Principal Executive Officer) and Director	September 5, 2012
Nicholas J. Sutton

/s/ Theodore Gazulis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 5, 2012
Theodore Gazulis

/s/ James A. Tuell	Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 5, 2012
James A. Tuell

/s/ James M. Piccone	President and Director	September 5, 2012
James M. Piccone

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 5, 2012.

Resolute Aneth, LLC

By:	/s/ James M. Piccone
Name:	James M. Piccone
Title:	President

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas J. Sutton	Chief Executive Officer (Principal Executive Officer)	September 5, 2012
Nicholas J. Sutton

/s/ Theodore Gazulis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 5, 2012
Theodore Gazulis

/s/ James A. Tuell	Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 5, 2012
James A. Tuell

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 5, 2012.

Resolute Natural Resources Company, LLC

By:	/s/ James M. Piccone
Name:	James M. Piccone
Title:	President

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas J. Sutton	Chief Executive Officer (Principal Executive Officer)	September 5, 2012
Nicholas J. Sutton

/s/ Theodore Gazulis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 5, 2012
Theodore Gazulis

/s/ James A. Tuell	Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 5, 2012
James A. Tuell

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 5, 2012.

Resolute Wyoming, Inc.

By:	/s/ James M. Piccone
Name:	James M. Piccone
Title:	President

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas J. Sutton	Chief Executive Officer (Principal Executive Officer) and Director	September 5, 2012
Nicholas J. Sutton

/s/ Theodore Gazulis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 5, 2012
Theodore Gazulis

/s/ James A. Tuell	Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 5, 2012
James A. Tuell

/s/ James M. Piccone	President and Director	September 5, 2012
James M. Piccone

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 5, 2012.

BWNR, LLC

By:	/s/ James M. Piccone
Name:	James M. Piccone
Title:	President

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas J. Sutton	Chief Executive Officer (Principal Executive Officer)	September 5, 2012
Nicholas J. Sutton

/s/ Theodore Gazulis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 5, 2012
Theodore Gazulis

/s/ James A. Tuell	Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 5, 2012
James A. Tuell

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 5, 2012.

WYNR, LLC

By:	/s/ James M. Piccone
Name:	James M. Piccone
Title:	President

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas J. Sutton	Chief Executive Officer (Principal Executive Officer)	September 5, 2012
Nicholas J. Sutton

/s/ Theodore Gazluis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 5, 2012
Theodore Gazulis

/s/ James A. Tuell	Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 5, 2012
James A. Tuell

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 5, 2012.

Resolute Northern Rockies, LLC

By:	/s/ James M. Piccone
Name:	James M. Piccone
Title:	President

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas J. Sutton	Chief Executive Officer (Principal Executive Officer)	September 5, 2012
Nicholas J. Sutton

/s/ Theodore Gazulis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 5, 2012
Theodore Gazulis

/s/ James A. Tuell	Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 5, 2012
James A. Tuell

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 5, 2012.

Resolute Natural Resources Southwest, LLC

By:	/s/ James M Piccone
Name:	James M. Piccone
Title:	President

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas J. Sutton	Chief Executive Officer (Principal Executive Officer)	September 5, 2012
Nicholas J. Sutton

/s/ Theodore Gazulis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 5, 2012
Theodore Gazulis

/s/ James A. Tuell	Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 5, 2012
James A. Tuell